Exhibit 10

SECOND AMENDMENT TO
CREDIT AGREEMENT

Dated as of June 6, 2014
among

GRAYBAR ELECTRIC COMPANY, INC.,
as a Borrower and as a Guarantor,

GRAYBAR CANADA LIMITED,
as a Borrower,

CERTAIN DOMESTIC SUBSIDIARIES OF THE PARENT BORROWER,
as the Subsidiary Guarantors,

BANK OF AMERICA, N.A.,
as Domestic Administrative Agent, Domestic Swing Line Lender and Domestic L/C Issuer,

BANK OF AMERICA, N.A., acting through its Canada branch,
as Canadian Administrative Agent, Canadian Swing Line Lender and Canadian L/C Issuer

and

THE OTHER LENDERS PARTY HERETO

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
J.P. MORGAN SECURITIES LLC,
SUNTRUST ROBINSON HUMPHREY, INC.,
PNC CAPITAL MARKETS LLC,
and
U.S. BANK NATIONAL ASSOCIATION,
as
Joint Lead Arrangers

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Sole Bookrunner

Exhibit 10

SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of June 6, 2014 (the “Amendment Closing Date”) among GRAYBAR ELECTRIC COMPANY, INC., a New York corporation (the “Parent Borrower”), GRAYBAR CANADA LIMITED, a company duly formed by amalgamation under the Companies Act of the Province of Nova Scotia (the “Canadian Borrower”; together with the Parent Borrower, the “Borrowers”), the Guarantors party hereto, the Lenders party hereto, BANK OF AMERICA, N.A., as Domestic Administrative Agent, Domestic Swing Line Lender and Domestic L/C Issuer and BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Administrative Agent, Canadian Swing Line Lender and Canadian L/C Issuer.
RECITALS
WHEREAS, the Borrowers, the Guarantors, the Lenders, the Domestic Administrative Agent and the Canadian Administrative Agent are party to that certain Credit Agreement dated as of September 28, 2011 (as amended or modified from time to time, the “Credit Agreement”). Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement;
WHEREAS, the Borrowers have requested that the Lenders (a) extend the Maturity Date under the Credit Agreement and (b) make certain other amendments and modifications to the Credit Agreement; and
WHEREAS, the Borrowers have requested that the Credit Agreement be amended to provide for the matters referred to above and for certain other modifications of the terms of the Credit Agreement, and that, as so amended, the Credit Agreement for ease of reference be restated (after giving effect to this Agreement) in the form of Schedule A hereto.
NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
AGREEMENT
I.    AMENDMENTS TO CREDIT AGREEMENT.
Effective as of the Amendment Closing Date, (a) the Credit Agreement is hereby amended by this Agreement and for ease of reference restated (after giving effect to this Agreement) in the form of Schedule A hereto, (b) Schedule 1.01 to the Credit Agreement is hereby deleted in its entirety, (c) Schedule 2.01 to the Credit Agreement is hereby amended to read as provided on Schedule 2.01 attached hereto (which Schedule 2.01 shall include the Revolving Commitments as of the Amendment Closing Date) and (d) new Exhibits 3.01-A, 3.01-B, 3.01-C and 3.01-D are hereby added to the Credit Agreement to read as provided on Exhibits 3.01-A, 3.01-B, 3.01-C and 3.01-D attached hereto. Except as expressly set forth above and therein, all Schedules and Exhibits to the Credit Agreement will continue in their present forms.
II.    MISCELLANEOUS
1.    Condition Precedent. This Agreement shall become effective upon the satisfaction of the following conditions precedent:

(a)    Agreement. Receipt by the Domestic Administrative Agent of (i) executed counterparts of this Agreement properly executed by a Responsible Officer of each Credit Party, each L/C Issuer, each Swing Line Lender, the Required Lenders and each Lender with a Commitment as of the Amendment Closing Date and (ii) any Notes requested by any new Lender as of the Amendment Closing Date.
(b)    Opinions of Counsel. Receipt by the Domestic Administrative Agent of favorable opinions of legal counsel to the Credit Parties, addressed to each Administrative Agent and each Lender, dated as of the Amendment Closing Date, and in form and substance satisfactory to the Domestic Administrative Agent.
(c)    No Material Adverse Change. There shall not have occurred a material adverse change since December 31, 2013 in the business, operations, property or financial condition of the Parent Borrower and its Subsidiaries, taken as a whole.
(d)    Litigation. There shall not exist any action, suit, investigation or proceeding pending or, to the knowledge of a Responsible Officer of the Parent Borrower, threatened in any courts or before an arbitrator or Governmental Authority that would reasonably be expected to have a Material Adverse Effect.
(e)    Organization Documents, Resolutions, Etc. Receipt by the Domestic Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance satisfactory to the Domestic Administrative Agent and its legal counsel:
(i)    copies of the Organization Documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Amendment Closing Date;
(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers and Borrowing Officers of each Credit Party as the Domestic Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof and each Borrowing Officer thereof authorized to act as a Responsible Officer or Borrowing Officer, as applicable, in connection with this Agreement and the other Credit Documents to which such Credit Party is a party; and
(iii)    such documents and certifications as the Domestic Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.
(f)    Closing Certificate. Receipt by the Domestic Administrative Agent of a certificate signed by a Responsible Officer of the Parent Borrower certifying that (i) the conditions specified in subsections (c) and (d) above and Sections 5.02(a) and (b) of the Credit Agreement have been satisfied and (ii) the Parent Borrower and its Subsidiaries (after giving effect to the transactions contemplated hereby) are Solvent on a consolidated basis.

(g)    Credit Agreement. The Borrowers shall have (or concurrently with the Credit Extensions on the Amendment Closing Date will have) (i) paid all accrued and unpaid interest on the outstanding Revolving Loans to the Amendment Closing Date, (ii) prepaid any Revolving Loans (and pay any additional amounts required pursuant to Section 3.05 of the Credit Agreement) to the extent necessary to keep the outstanding Revolving Loans ratable with the revised Revolving Commitments as of the Amendment Closing Date and (iii) paid all accrued Facility Fees owing to the Lenders under Section 2.09 of the Credit Agreement to the Amendment Closing Date.
(h)    Fees. Receipt by the Domestic Administrative Agent, the Canadian Administrative Agent, the Joint Lead Arrangers and the Lenders of any fees required to be paid on or before the Amendment Closing Date.
(i)    Attorney Costs. Unless waived by the Administrative Agents, the Parent Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agents to the extent invoiced prior to or on the Amendment Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agents).
2.    Effect of Amendment.
(a)    The parties hereto agree that, on the Amendment Closing Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (i) all Obligations under the Credit Agreement outstanding on the Amendment Closing Date shall in all respects be continuing and shall be deemed to be Obligations outstanding under the Credit Agreement as amended hereby and (ii) the Guaranties made to the Lenders, the Swap Banks and the Treasury Management Banks pursuant to the Credit Agreement shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment to the Credit Agreement made under and in accordance with the terms of Section 11.01 of the Credit Agreement.
(b)    Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agents, the L/C Issuers or the Swing Line Lenders under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances. This Agreement shall constitute a Credit Document.
(c)    For the avoidance of doubt, it is understood and agreed that the Revolving Commitment of UMB Bank, N.A. is terminated as of the Amendment Closing Date and replaced in full with Revolving Commitments of other Lenders. It is understood and agreed that UMB Bank, N.A. shall not be a Lender under the Credit Agreement as of the Amendment Closing Date.

(d)    Except as expressly modified and amended in this Agreement, all of the terms, provisions and conditions of the Credit Documents shall remain unchanged and in full force and effect. The Credit Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
3.    Re-Allocation and Restatement of Revolving Commitments. On the Amendment Closing Date, the revolving credit extensions and Revolving Commitments made by the Lenders shall be re-allocated and restated among the Lenders so that, and revolving credit extensions and Revolving Commitments shall be made by the Lenders so that, as of the Amendment Closing Date, the respective Revolving Commitments of the Lenders shall be as set forth on Schedule 2.01 attached hereto.
4.    New Lenders. By execution of this Agreement, each Person identified as a “Lender” on each signature page hereto that is not already a Lender under the Credit Agreement (each such Person, a “New Lender”) hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such New Lender shall be deemed to be a party to the Credit Agreement as of the Amendment Closing Date and a “Lender” for all purposes of the Credit Agreement and shall have all of the obligations of a Lender thereunder. Each New Lender hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to Lenders contained in the Credit Agreement. Each New Lender acknowledges that it has a participation interest in (a) each Domestic Letter of Credit issued prior to the date hereof and any drawings thereunder and (b) each Canadian Letter of Credit issued prior to the date hereof and any drawings thereunder.
5.    Representations and Warranties. Each of the Credit Parties represents and warrants to the Lenders and each Administrative Agent as follows:
(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
(b)    This Agreement has been duly executed and delivered by such Credit Party and constitutes such Credit Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited (x) by general principles of equity and conflicts of laws (whether enforcement is sought by proceedings in equity or at law) or (y) by Debtor Relief Laws.
(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by such Credit Party of this Agreement (except for those which have been obtained on or prior to the Amendment Closing Date.
(d)    The representations and warranties of the Borrowers and each other Credit Party contained in Article VI of the Credit Agreement or any other Credit Document, or which are contained in any document furnished at any time under or in connection therewith, shall be true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes hereof, the representations and warranties contained in Section 6.01 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 7.01 of the Credit Agreement.

6.    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by electronic attachment (e.g., “.pdf” or “.tif” attachment) shall be effective as an original.
7.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
8.    Binding Effect. This Agreement, the Credit Agreement as amended hereby and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof, and represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.
9.    Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.
PARENT BORROWER:    GRAYBAR ELECTRIC COMPANY, INC.,
a New York corporation,
as a Borrower and as a Guarantor
By:    /s/ J. N. Reed
Name: J. N. Reed
Title: Vice President & Treasurer
CANADIAN BORROWER:    GRAYBAR CANADA LIMITED,
a company duly formed by amalgamation
under the Companies Act of the Province of Nova Scotia
By:    /s/ R. R. Harwood
Name: R. R. Harwood
Title: President and Treasurer

DOMESTIC ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A.,
as Domestic Administrative Agent
By:    /s/ Anthony W. Kell
Name: Anthony W. Kell
Title: Vice President
CANADIAN ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A., acting through its Canada branch,
as Canadian Administrative Agent
By:    /s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

LENDERS:            BANK OF AMERICA, N.A.,
as a Lender, Domestic L/C Issuer and Domestic Swing Line Lender
By:    /s/ David McCauley
Name: David McCauley
Title: Senior Vice President
BANK OF AMERICA, N.A., acting through its Canada branch,
as a Lender
By:    /s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President
BANK OF AMERICA, N.A., acting through its Canada branch,
as Canadian L/C Issuer and Canadian Swing Line Lender
By:    /s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President
JPMORGAN CHASE BANK, N.A.,
as a Lender
By:    /s/ R. Todd Hovermale
Name: R. Todd Hovermale
Title: Authorized Officer
PNC BANK, NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Thomas S. Sherman
Name: Thomas S. Sherman
Title: Senior Vice President
SUNTRUST BANK,
as a Lender
By:    /s/ Chris Hursey
Name: Chris Hursey
Title: Director

U.S. BANK NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Kenneth R. Fieler
Name: Kenneth R. Fieler
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, acting through its Canada     Branch, as a Lender

By:    /s/ Joseph Rauhala
Name: Joseph Rauhala
Title: Principal Officer

BANK OF MONTREAL,
as a Lender
By:    /s/ Christian Jon Bugyis
Name: Christian Jon Bugyis
Title: Director
FIFTH THIRD BANK, an Ohio Banking Corporation,
as a Lender
By:    /s/ Mark Manning
Name: Mark Manning
Title: Vice President
COMMERCE BANK,
as a Lender
By:    /s/ Peter M. Ouchi
Name: Peter M. Ouchi
Title: Vice President
REGIONS BANK,
as a Lender
By:    /s/ John Holland
Name: John Holland
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Peter Martinets
Name: Peter Martinets
Title: Managing Director
COMERICA BANK,
as a Lender
By:    /s/ Mark J. Levielle
Name: Mark J Leveille
Title: Vice President

Schedule A

CREDIT AGREEMENT

Dated as of September 28, 2011

among

GRAYBAR ELECTRIC COMPANY, INC.,
as a Borrower and as a Guarantor,

GRAYBAR CANADA LIMITED,
as a Borrower

CERTAIN DOMESTIC SUBSIDIARIES OF THE PARENT BORROWER,
as the Subsidiary Guarantors,

BANK OF AMERICA, N.A.,
as Domestic Administrative Agent, Domestic Swing Line Lender and Domestic L/C Issuer,

BANK OF AMERICA, N.A., acting through its Canada branch,
as Canadian Administrative Agent, Canadian Swing Line Lender and Canadian L/C Issuer

and

THE OTHER LENDERS PARTY HERETO

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
J.P. MORGAN SECURITIES LLC,
SUNTRUST ROBINSON HUMPHREY, INC.,
PNC CAPITAL MARKETS LLC
and
U.S. BANK NATIONAL ASSOCIATION
as Joint Lead Arrangers

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Sole Bookrunner

i

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		6
1.01	Defined Terms	6
1.02	Other Interpretive Provisions	33
1.03	Accounting Terms	34
1.04	Rounding	34
1.05	Exchange Rates; Currency Equivalents	34
1.06	Times of Day	35
1.07	Letter of Credit Amounts	35
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		35
2.01	Revolving Loans	35
2.02	Borrowings, Conversions and Continuations of Loans	36
2.03	Letters of Credit	39
2.04	Swing Line Loans	47
2.05	Prepayments	51
2.06	Termination or Reduction of Aggregate Revolving Commitments	52
2.07	Repayment of Loans	53
2.08	Interest	53
2.09	Fees	54
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	55
2.11	Evidence of Debt	55
2.12	Payments Generally; Administrative Agents’ Clawback	56
2.13	Sharing of Payments by Lenders	58
2.14	Cash Collateral	58
2.15	Defaulting Lenders	59
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		61
3.01	Taxes	61
3.02	Illegality	66
3.03	Inability to Determine Rates	67
3.04	Increased Costs	68
3.05	Compensation for Losses	69
3.06	Mitigation Obligations; Replacement of Lenders	70

3.07	Survival	70
ARTICLE IV GUARANTY		70
4.01	The Guaranty	70
4.02	Obligations Unconditional	71
4.03	Reinstatement	72
4.04	Certain Additional Waivers	73
4.05	Remedies	73
4.06	Rights of Contribution	73
4.07	Guarantee of Payment; Continuing Guarantee	74
4.08	Keepwell	74
ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		74
5.01	Conditions of Initial Credit Extension	74
5.02	Conditions to all Credit Extensions	76
ARTICLE VI REPRESENTATIONS AND WARRANTIES		77
6.01	Financial Condition	77
6.02	No Change	77
6.03	Corporate Existence; Compliance with Law	77
6.04	Corporate Power; Authorization; Enforceable Obligations	78
6.05	No Legal Bar; No Default	78
6.06	No Material Litigation	78
6.07	Investment Company Act	78
6.08	Margin Regulations	79
6.09	ERISA Compliance	79
6.10	Purpose of Loans	79
6.11	Subsidiaries	79
6.12	Ownership	79
6.13	Taxes	80
6.14	Investments and Indebtedness	80
6.15	No Burdensome Restrictions	80
6.16	Brokers’ Fees	80
6.17	Labor Matters	80
6.18	Accuracy and Completeness of Information	80
6.19	[Reserved]	81
6.20	Representations as to Canadian Borrower	81
6.21	Anti-Terrorism Laws	82

ARTICLE VII AFFIRMATIVE COVENANTS		83
7.01	Financial Statements	83
7.02	Certificates; Other Information	83
7.03	Payment of Obligations	85
7.04	Conduct of Business and Maintenance of Existence	85
7.05	Maintenance of Property; Insurance	85
7.06	Inspection of Property; Books and Records; Discussions	86
7.07	Notices	86
7.08	Compliance with Law	87
7.09	Additional Subsidiary Guarantors	87
7.10	Use of Proceeds	88
ARTICLE VIII NEGATIVE COVENANTS		88
8.01	Indebtedness	88
8.02	Liens	89
8.03	Nature of Business	89
8.04	Consolidation, Merger, Sale or Purchase of Assets, Etc.	89
8.05	Advances, Investments and Loans	90
8.06	Issuance of Equity Securities	90
8.07	Transactions with Affiliates; Modification of Documentation	90
8.08	Fiscal Year; Organizational Documents	91
8.09	Restricted Payments	91
8.10	Financial Covenants	92
8.11	Limitation on Securitization Transactions	92
8.12	Sanctions	92
8.13	Anti-Corruption Laws	93
ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		93
9.01	Events of Default	93
9.02	Remedies Upon Event of Default	95
9.03	Application of Funds	96
ARTICLE X ADMINISTRATIVE AGENT		96
10.01	Appointment and Authority	97
10.02	Rights as a Lender	97
10.03	Exculpatory Provisions	97
10.04	Reliance by Administrative Agent	98
10.05	Delegation of Duties	98
10.06	Resignation of Administrative Agent	99

10.07	Non-Reliance on Administrative Agent and Other Lenders	100
10.08	No Other Duties; Etc.	100
10.09	Administrative Agent May File Proofs of Claim	100
10.10	Guaranty Matters	101
ARTICLE XI MISCELLANEOUS		101
11.01	Amendments, Etc.	101
11.02	Notices and Other Communications; Facsimile Copies	103
11.03	No Waiver; Cumulative Remedies	105
11.04	Expenses; Indemnity; and Damage Waiver	105
11.05	Payments Set Aside	107
11.06	Successors and Assigns	107
11.07	Treatment of Certain Information; Confidentiality	111
11.08	Set-off	112
11.09	Interest Rate Limitation	113
11.10	Counterparts; Integration; Effectiveness	113
11.11	Survival of Representations and Warranties	113
11.12	Severability	114
11.13	Replacement of Lenders	114
11.14	Governing Law; Jurisdiction; Etc.	115
11.15	Waiver of Right to Trial by Jury	116
11.16	USA PATRIOT Act and the Terrorist Financing Act (Canada) Notice	116
11.17	No Advisory or Fiduciary Relationship	116
11.18	Limitation on Obligations of Canadian Borrower	117
11.19	Judgment Currency	117

SCHEDULES

2.01        Commitments and Applicable Percentages
6.11        Subsidiaries
6.17        Labor Matters
8.01        Indebtedness Existing on the Closing Date
8.02        Liens Existing on the Closing Date
8.05        Investments Existing on the Closing Date
8.09        Certain Restricted Payments
11.02        Certain Addresses for Notices

EXHIBITS

2.02        Form of Loan Notice
2.04        Form of Swing Line Loan Notice
2.11(a)(i)    Form of Revolving Note
2.11(a)(ii)     Form of Domestic Swing Line Note
2.11(a)(iii)    Form of Canadian Swing Line Note
3.01        Forms of U.S. Tax Compliance Certificates
7.02        Form of Compliance Certificate
7.09        Form of Joinder Agreement
11.06        Form of Assignment and Assumption

[Except to the extent modified as set forth above in the Second Amendment, all schedules and exhibits previously filed as exhibits to this Credit Agreement as Exhibit 10 to the Company's Current Report on Form 8-K dated September 28, 2011 (Commission File No. 000-00255) are incorporated herein by this reference. The Parent Borrower agrees to furnish supplementally a copy of any such schedule or exhibit to the Commission upon request.]

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of September 28, 2011 among GRAYBAR ELECTRIC COMPANY, INC., a New York corporation (the “Parent Borrower”), Graybar Canada Limited, a company duly formed by amalgamation under the Companies Act of the Province of Nova Scotia (the “Canadian Borrower”; together with the Parent Borrower, the “Borrowers”), the Subsidiary Guarantors, the Lenders (defined herein), BANK OF AMERICA, N.A., as Domestic Administrative Agent, Domestic Swing Line Lender and Domestic L/C Issuer and BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Administrative Agent, Canadian Swing Line Lender and Canadian L/C Issuer.

The Borrowers have requested that the Lenders provide a credit facility for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01    Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” by any Person, means the acquisition by such Person of at least a majority of the Voting Stock of another Person or all or substantially all of the Property of another Person, whether or not involving a merger, amalgamation or consolidation with such Person.

“Administrative Agent” means the Domestic Administrative Agent or the Canadian Administrative Agent, or both, as appropriate.

“Administrative Agent’s Office” means, the Canadian Administrative Agent’s Office or the Domestic Administrative Agent’s Office, as applicable.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the applicable Administrative Agent.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The aggregate principal amount of the Aggregate Revolving Commitments in effect on the Second Amendment Effective Date is FIVE HUNDRED FIFTY MILLION DOLLARS ($550,000,000).

“Agreement” means this Credit Agreement.

“Applicable Percentage” means with respect to any Lender at any time, the percentage of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.15; provided that if the commitment of each Lender to make Revolving Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Domestic Administrative Agent pursuant to Section 7.02(b):

Pricing Tier	Consolidated Leverage Ratio	Facility Fee	Letter of Credit Fee	Eurodollar Rate Loans and Daily Floating Eurodollar Rate Swing Line Loans	Base Rate Loans

1	> 3.25:1.0	0.40%	1.60%	1.60%	0.60%
2	> 2.50:1.0 but < 3.25:1.0	0.35%	1.40%	1.40%	0.40%
3	> 1.75:1.0 but < 2.50:1.0	0.30%	1.20%	1.20%	0.20%
4	> 1.0:1.0 but < 1.75:1.0	0.275%	1.10%	1.10%	0.10%
5	< 1.0:1.0	0.25%	1.00%	1.00%	0.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Tier 1 shall apply as of the fifth Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.02(b), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Second Amendment Effective Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b) for the fiscal quarter ending June 30, 2014 shall be determined based upon Pricing Tier 5. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Time” means, with respect to any borrowings and payments in Canadian Dollars, the local time in the place of settlement for such Canadian Dollars as may be determined by the Canadian Administrative Agent, the Canadian L/C Issuer or the Canadian Swing Line Lender, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Disposition” means the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of any Credit Party or any Subsidiary whether by sale, lease, transfer or otherwise. The term “Asset Disposition” shall not include (a) Specified Sales or (b) any Equity Issuance.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Domestic Administrative Agent, in substantially the form of Exhibit 11.06 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Domestic Administrative Agent.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means

(a)    for Loans denominated in Dollars made to the Parent Borrower, for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate plus 0.50%, (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (iii) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change;

(b)    for Loans denominated in Dollars made to the Canadian Borrower, for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate plus 0.50%, (ii) the rate which the Canadian Administrative Agent announces from time to time as the reference rate for loans in Dollars to its Canadian borrowers and (iii) LIBOR for a one month Interest Period as quoted at approximately 11:00 a.m., London time, on that day plus 1.00%; and

(c)    for Loans denominated in Canadian Dollars, for any day a fluctuating rate per annum equal to the higher of (i) the CDOR Rate plus 0.50% and (ii) the Canadian Prime Rate.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. Base Rate Loans may be denominated in Dollars or in Canadian Dollars.

“Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means a Revolving Borrowing or a Swing Line Borrowing, as the context may require.

“Borrowing Officer” means (a) with respect to the Parent Borrower, (i) any Responsible Officer of the Parent Borrower, (ii) the assistant treasurer of the Parent Borrower or (iii) any other officer of the Parent Borrower duly authorized to act on behalf of and in the name of the Parent Borrower, as evidenced by a resolution of the Parent Borrower so long as the Parent Borrower shall have provided a specimen signature for such officer in form and substance reasonably satisfactory to the Domestic Administrative Agent or (b) with respect to the Canadian Borrower, any officer of the Parent Borrower duly authorized to act on behalf and in the name of the Canadian Borrower, as evidenced by a resolution of the Canadian Borrower, so long as the Parent Borrower shall have provided a specimen signature for such officer in form and substance reasonably satisfactory to the Canadian Administrative Agent. Any document delivered hereunder that is signed by a Borrowing Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Borrowing Officer shall be conclusively presumed to have acted on behalf of such Borrower.

“Business Day” means, (a) with respect to any notice, disbursement or payment by or to the Domestic Administrative Agent, the Domestic L/C Issuer, the Domestic Swing Line Lender, any Lender or the Parent Borrower, in each case with respect to a Revolving Loan made or deemed made to the Parent Borrower, a Domestic Swing Line Loan, a Domestic Letter of Credit or any other Domestic Obligation, any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Domestic Administrative Agent’s Office is located and (b) with respect to any notice, disbursement or payment by or to the Canadian Administrative Agent, the Canadian L/C Issuer, the Canadian Swing Line Lender, any Lender or any Borrower, in each case with respect to a Revolving Loan made or deemed made to the Canadian Borrower, a Canadian Swing Line Loan, a Canadian Letter of Credit or any other Canadian Obligation, any day other than a Saturday or Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where the Canadian Administrative Agent’s Office is located or the jurisdiction where the Domestic Administrative Agent’s Office is located; and (c) in addition to (a) and (b) above, (i) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurodollar Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market, (ii) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Canadian Dollars, means any such day on which dealings in deposits in Canadian Dollars are conducted by and between banks in the London interbank eurodollar market for Canadian Dollars and (iii) if such day relates to any fundings, disbursements, settlements and payments in Canadian Dollars in respect of a Eurodollar Rate Loan denominated in Canadian Dollars, or any other dealings in Canadian Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in Toronto, Ontario.

“Canadian Administrative Agent” means Bank of America, acting through its Canada branch, in its capacity as Canadian administrative agent under any of the Credit Documents, or any successor Canadian administrative agent.

“Canadian Administrative Agent’s Office” means the Canadian Administrative Agent’s Canadian address and, as appropriate, account as set forth on Schedule 11.02, or such other Canadian address or account as the Canadian Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Canadian Borrower” has the meaning specified in the introductory paragraph hereto.

“Canadian Borrower Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the unfunded portion of the Aggregate Revolving Commitments. The Canadian Borrower Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Canadian Dollars” means the lawful money of Canada.

“Canadian Dollar Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in Canadian Dollars as determined by the Canadian Administrative Agent, the Canadian L/C Issuer or the Canadian Swing Line Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Canadian Dollars with Dollars.

“Canadian GAAP” means generally accepted accounting principles and practices as in effect in Canada.

“Canadian L/C Issuer” means Bank of America, acting through its Canada branch, in its capacity as issuer of Canadian Letters of Credit hereunder, or any successor issuer of Canadian Letters of Credit hereunder.

“Canadian Letter of Credit” means any standby letter of credit issued hereunder by the Canadian L/C Issuer.

“Canadian Obligations” means all advances to, and debts, liabilities and obligations of, the Canadian Borrower arising under any Credit Document or otherwise with respect to any Loan incurred by it or Letter of Credit issued for its account (or for the account of its Subsidiaries), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Canadian Borrower of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Swap Contract between the Canadian Borrower and any Swap Bank that is permitted to be incurred hereunder and (b) all obligations under any Treasury Management Agreement between the Canadian Borrower and any Treasury Management Bank.

“Canadian Prime Rate” means, for any day, a fluctuating rate of interest per annum equal to the greater of (a) the per annum rate of interest announced as the “prime rate” of the Canadian Administrative Agent which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers and (b) the average CDOR Rate for bankers acceptances having a maturity of thirty (30) days plus 0.50% per annum, adjusted automatically with each quoted or established change in such rate. Such prime rate is based on various factors including cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” shall take effect at the opening of business on the day specified in the public announcement of such change.

“Canadian Swing Line Lender” means Bank of America, acting through its Canada branch, in its capacity as provider of Canadian Swing Line Loans, or any successor Canadian swing line lender hereunder.

“Canadian Swing Line Loan” has the meaning specified in Section 2.04(a)(ii).

“Canadian Swing Line Note” has the meaning specified in Section 2.11(a).

“Canadian Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the unfunded portion of the Canadian Borrower Sublimit. The Canadian Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments and the Canadian Borrower Sublimit.

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateralize” means to pledge and deposit with or deliver to the Domestic Administrative Agent, for the benefit of the Administrative Agents, L/C Issuers or Swing Line Lenders (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if any L/C Issuer or any Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Domestic Administrative Agent and (b) the applicable L/C Issuer or the applicable Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition (“Government Obligations”), (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of

$250,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, and (f) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody’s.

“CDOR Rate” means, with respect to any Interest Period, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Canadian Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Canadian Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Canadian Administrative Agent) (or if such day is not a Business Day, then on the immediately preceding Business Day with a term equivalent to such Interest Period.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date hereof.

“Commitment” means, as to each Lender, the Revolving Commitment of such Lender.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with the Parent Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Parent Borrower and which is treated as a single employer under Section 414 of the Internal Revenue Code.

“Compliance Certificate” means a certificate substantially in the form of Exhibit 7.02.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Consolidated Interest Expense, (ii) total federal, state, local and foreign income, value added and similar taxes, (iii) depreciation and amortization expense and (iv) other extraordinary non-recurring, non-cash charges.

“Consolidated Funded Indebtedness” means, with respect to any Person, without duplication, all Indebtedness of such Person other than Indebtedness of the types referred to in clauses (e) and (i) of the definition of “Indebtedness” set forth in this Section 1.01.

“Consolidated Interest Expense” means, for any period, all interest expense of the Credit Parties and their Subsidiaries including the interest component under Capital Leases and the implied interest component under Securitization Transactions, as determined in accordance with GAAP. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

“Consolidated Interest Coverage Ratio” means, with respect to the Credit Parties and their Subsidiaries on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter of the Credit Parties and their Subsidiaries, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Leverage Ratio” means, as of any date of determination, with respect to the Credit Parties and their Subsidiaries on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter, the ratio of (a) the total of (i) Consolidated Funded Indebtedness of the Credit Parties and their Subsidiaries on a consolidated basis as of such date (not including any Consolidated Funded Indebtedness of Graybar Financial Services, Inc. as of such date) minus (ii) Unrestricted Cash and Cash Equivalents of the Parent Borrower or any Subsidiary in excess of $50,000,000 in the aggregate on the consolidated balance sheet of the Parent Borrower and its Subsidiaries as of such date to (b) Consolidated EBITDA for such period.

“Consolidated Net Income” means, for any period, net income (excluding extraordinary items) after taxes for such period of the Credit Parties and their Subsidiaries on a consolidated basis (but excluding net income attributable to noncontrolling interests), as determined in accordance with GAAP.

“Consolidated Total Assets” means as of any date with respect to the Credit Parties and their Subsidiaries on a consolidated basis, total assets, as determined in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Documents” means this Agreement, each Note, each Issuer Document, each Joinder Agreement, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14 of this Agreement and the Fee Letter.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Parties” means, collectively, the Borrowers and each Subsidiary Guarantor.

“Daily Floating Eurodollar Rate” means (A) with respect to any Swing Line Loan denominated in Dollars, for each day that it is a Daily Floating Eurodollar Rate Swing Line Loan, the rate per annum equal to LIBOR or a comparable or successor rate which rate is approved by the Domestic Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Domestic Administrative Agent from time to time) at approximately 11:00 a.m. (London time) two Business Days prior to such date for deposits in the relevant currency with a term equivalent to one (1) month; provided that to the extent a comparable or successor rate is approved by the Domestic Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with normal and customary market practice; provided, further that to the extent such normal and customary market practice is not administratively feasible for the Domestic Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Domestic Administrative Agent and (B) with respect to any Swing Line Loan denominated in Canadian Dollars, for each day that it is a Daily Floating Eurodollar Rate Swing Line Loan, the 1-month CDOR Rate.

“Daily Floating Eurodollar Rate Swing Line Loan” means a Swing Line Loan that bears interest at a rate based on the Daily Floating Eurodollar Rate.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including, if applicable, the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) and the Winding-up and Restructuring Act (Canada).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender, as reasonably determined by the Domestic Administrative Agent, that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three (3) Business Days of the date required to be funded by it hereunder, unless such obligation is the subject of a good faith dispute (b) has notified the Parent Borrower or the Domestic Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, unless such obligation is the subject of a good faith dispute, (c) has failed, within three (3) Business Days after request by the Domestic Administrative Agent, to confirm in a manner reasonably satisfactory to the Domestic Administrative Agent that it will comply with its funding obligations; provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the

Domestic Administrative Agent in a manner reasonably satisfactory to the Domestic Administrative Agent or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Canadian Dollars, the equivalent amount thereof in Dollars as determined by the Canadian Administrative Agent, the Canadian L/C Issuer or the Canadian Swing Line Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Canadian Dollars.

“Domestic Administrative Agent” means Bank of America in its capacity as domestic administrative agent under any of the Credit Documents, or any successor domestic administrative agent.

“Domestic Administrative Agent’s Office” means the Domestic Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Domestic Administrative Agent may from time to time notify the Parent Borrower and the Lenders.

“Domestic Credit Parties” means, collectively, the Parent Borrower and the Subsidiary Guarantors.

“Domestic L/C Issuer” means Bank of America in its capacity as issuer of Domestic Letters of Credit hereunder, or any successor issuer of Domestic Letters of Credit hereunder.

“Domestic Letter of Credit” means any standby letter of credit issued hereunder by the Domestic L/C Issuer.

“Domestic Obligations” means all Obligations that are not Canadian Obligations.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Domestic Swing Line Lender” means Bank of America in its capacity as provider of Domestic Swing Line Loans, or any successor domestic swing line lender hereunder.

“Domestic Swing Line Loan” has the meaning specified in Section 2.04(a)(i).

“Domestic Swing Line Note” has the meaning specified in Section 2.11(a).

“Domestic Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the unfunded portion of the Aggregate Revolving Commitments. The Domestic Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iv) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(ii)).
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent Borrower, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any environmental law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Issuance” means any issuance by any Credit Party or any Subsidiary to any Person which is not the Parent Borrower of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term “Equity Issuance” shall not include any Asset Disposition or the issuance of common stock of the Parent Borrower’s Subsidiaries to their respective officers, directors or employees in connection with stock offering plans and other benefit plans of such Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Parent Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“Eurodollar Base Rate” means

(a)    (i) for any Interest Period with respect to a Eurodollar Rate Loan denominated in Dollars, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Domestic Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the applicable Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(ii)    for any Interest Period with respect to a Eurodollar Rate Loan denominated in Canadian Dollars, the rate per annum equal to the CDOR Rate; and

(b)    for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Domestic Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with normal and customary market practice; provided, further that to the extent such normal and customary market practice is not administratively feasible for the Domestic Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Domestic Administrative Agent.

“Eurodollar Rate” means, (a) for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the applicable Administrative Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Base Rate for such Eurodollar Rate Loan for such Interest Period by (ii) one minus the Eurodollar Reserve Percentage for such Eurodollar Rate Loan for such Interest Period and (b) for any day with respect to any Base Rate Loan bearing interest at a rate based on the Eurodollar Rate, a rate per annum determined by the applicable Administrative Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Base Rate for such Base Rate Loan for such day by (ii) one minus the Eurodollar Reserve Percentage for such Base Rate Loan for such day.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”. Eurodollar Rate Loans may be denominated in Dollars or in Canadian Dollars.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” means any of the events specified in Section 9.01; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Credit Party of such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.08 and any other “keepwell, support or other agreement” for the benefit of such Credit Party and any and all guarantees of such Credit Party’s Swap Obligations by other Credit Parties) at the time the Guaranty of such Credit Party becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a

Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Parent Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” means that certain Credit Agreement dated as of May 8, 2007 among the Parent Borrower, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, as amended or modified from time to time.

“Facility Fee” has the meaning specified in Section 2.09(a).

“Facility Office” means, with respect to any Lender, the office through which such Lender will perform its obligations under this Agreement.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any applicable intergovernmental agreements.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Domestic Administrative Agent.

“Fee Letter” means the letter agreement, dated May 2, 2014 among the Parent Borrower, Bank of America and MLPFS, as amended.

“Foreign Lender” means, with respect to a Borrower, any Lender (including a branch or Affiliate of any Lender that makes any Loan) that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes (including such a Lender when acting in the capacity of an L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other

Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to a Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local or foreign, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantors” means the collective reference to (a) the Subsidiary Guarantors, (b) with respect to (i) all Canadian Obligations, (ii) Obligations under any Swap Contract between the Canadian Borrower or any Subsidiary Guarantor, on the one hand, and any Swap Bank, on the other hand (to the extent such Swap Contract is permitted hereunder), (iii) Obligations under any Treasury Management Agreement between the Canadian Borrower or any Subsidiary Guarantor, on the one hand, and any Treasury Management Bank, on the other hand, and (iv) any Swap Obligation of a Specified Credit Party (determined before giving effect to Sections 4.01 and 4.08) under the Guaranty, the Parent Borrower and (c) the successors and permitted assigns of the foregoing.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agents, the Lenders and the other holders of the Obligations pursuant to Article IV.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any environmental law.

“Honor Date” has the meaning set forth in Section 2.03(c).

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) the Swap Termination Value of any Swap Contract, (j) the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, Securitization Transaction, off-balance sheet loan or similar off-balance sheet financing product, (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Insolvency” means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

“Interest Payment Date” means (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan) or Daily Floating Eurodollar Rate Swing Line Loan, the first Business Day after the end of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to market availability), as selected by the applicable Borrower in its Loan Notice provided that:

(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)    no Interest Period shall extend beyond the Maturity Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and a Borrower (or any Subsidiary) or in favor of an L/C Issuer and relating to any such Letter of Credit.

“Issuing Subsidiary” has the meaning specified in Section 8.06.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 7.09 executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.09.

“Joint Lead Arrangers” means the collective reference to MLPFS, J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc., PNC Capital Markets LLC and U.S. Bank National Association in their respective capacities as joint lead arrangers.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means the Domestic L/C Issuer or the Canadian L/C Issuer, or both, as appropriate.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages of the Second Amendment, each Person that becomes a Lender pursuant to Section 2.02(g) and their successors and assigns and, as the context requires, includes each Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agents.

“Letter of Credit” means a Domestic Letter of Credit or a Canadian Letter of Credit, or both, as appropriate.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by an L/C Issuer.

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the unfunded portion of the Aggregate Revolving Commitments and (b) $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Loan or Swing Line Loan.

“Loan Notice” means a notice of (a) a Borrowing of Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit 2.02 or such other form as may be approved by the applicable Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the applicable Administrative Agent), appropriately completed and signed by a Borrowing Officer of the applicable Borrower.

“Material Adverse Effect” means a material adverse change in or a material adverse effect on (a) the business, operations, property or financial condition of the Parent Borrower and its Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform its obligations, when such obligations are required to be performed, under this Agreement, any of the Notes or any other Credit Document to which it is a party or (c) the legality, validity, binding effect or enforceability of this Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agents or the Lenders hereunder or thereunder.

“Material Domestic Subsidiary” means any Domestic Subsidiary of the Parent Borrower (excluding Graybar Services, Inc. and Graybar Financial Services, Inc.) which, together with its Subsidiaries on a consolidated basis during the twelve month period preceding such date of determination, represents 5% or more of the consolidated revenues of the Parent Borrower and its Subsidiaries.

“Maturity Date” means June 6, 2019.

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as joint lead arranger and sole bookrunner.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Parent Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Note” or “Notes” means the Revolving Notes and/or the Swing Line Notes, individually or collectively, as appropriate.

“Obligations” means all advances to, and debts, liabilities and obligations of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Swap Contract between any Credit Party and any Swap Bank that is permitted to be incurred hereunder and (b) all obligations under any Treasury Management Agreement between any Credit Party and any Treasury Management Bank; provided, however, that the “Obligations” of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment including one under Section 11.13(iii) or (iv) (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (i) with respect to any Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by a Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the applicable Administrative Agent, the applicable L/C Issuer, or the applicable Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in Canadian Dollars, the rate of interest per annum at which overnight deposits in the Canadian Dollars, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Parent Borrower” has the meaning specified in the introductory paragraph hereto.

“Participant” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Parent Borrower or any ERISA Affiliate or to which the Parent Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means an Acquisition by any Credit Party or any Subsidiary of any Credit Party for the fair market value of the Capital Stock or Property acquired, provided that (a) the Capital Stock or Property acquired in such Acquisition relates to a line of business similar to the business of such Credit Party and its Subsidiaries engaged in on the Closing Date; (b) in the case of an Acquisition of the Capital Stock of another Person, (i) the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition and (ii) such Person shall become a wholly-owned direct or indirect Subsidiary of the Credit Party; (c) the representations and warranties made by the Credit Party in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date and no Default or Event of Default exists as of the date of such Acquisition (after giving effect thereto); and (d) if the aggregate consideration for such Acquisition exceeds five percent (5%) of Consolidated Total Assets, the Credit Party shall have delivered to the Domestic Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to the Acquisition on a Pro Forma Basis, the Credit Party will be in compliance with all of the financial covenants set forth in Section 8.10.

“Permitted Investments” means:

(a)    cash and Cash Equivalents;

(b)    receivables owing to any Credit Party or any of its Subsidiaries or any receivables and advances to suppliers, or refunds due to customers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(c)    investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(d)    investments existing as of the Closing Date and set forth in Schedule 8.05;

(e)    other advances or loans to employees, directors, officers, shareholders or agents not to exceed $15,000,000 in the aggregate at any time outstanding;

(f)    Permitted Acquisitions and, to the extent permitted by Section 8.11, Securitization Transactions and factoring arrangements;

(g)    investments in the Parent Borrower or any Subsidiary Guarantor;

(h)    loans and advances to and/or investments in the Canadian Borrower; provided, that, (x) the outstanding amount of such loans, advances and/or investments made pursuant to this clause (h) shall not exceed an aggregate amount of more than ten percent (10%) of the Consolidated Total Assets determined as of the end of the most recently completed fiscal year and (y) no Default or Event of Default exists immediately prior to and after giving effect to any such investment;

(i)    (i) investments by any Subsidiary of the Parent Borrower that is not a Credit Party in any other Subsidiary of the Parent Borrower that is not a Credit Party and (ii) investments by any Credit Party in any Wholly-Owned Subsidiary of the Parent Borrower; and

(j)    formation or creation of Subsidiaries and additional loans, advances and/or investments not expressly permitted by the foregoing clauses hereof, provided that (x) the outstanding amount of such loans, advances and/or investments made pursuant to this clause (j) shall not exceed an aggregate amount of more than ten percent (10%) of the Consolidated Total Assets determined as of the end of the most recently completed fiscal year and (y) no Default or Event of Default exists immediately prior to and after giving effect to any such investment.

As used herein, “investment” means all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of Capital Stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

“Permitted Liens” means:

(a)    Liens existing as of the Closing Date and set forth on Schedule 8.02; provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date (provided, however, (i) that Liens on new Property which arise in replacement of Liens on previously owned Property to the extent that such new Property is acquired through like-kind exchanges or similar substitutions and (ii) Liens on new Property used to replace Property formerly serving as collateral for a synthetic lease financing, in each case, shall be permitted hereunder);

(b)    Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(c)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(d)    Liens (other than Liens created or imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(e)    Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

(f)    easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

(g)    Liens securing purchase money Indebtedness (including Capital Leases), provided that any such Lien attaches only to the Property financed and such Lien attaches thereto concurrently with or within 90 days after the acquisition thereof;

(h)    leases or subleases granted to others not interfering in any material respect with the business of the Credit Parties and their Subsidiaries;

(i)    any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(j)    normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(k)    inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of any Plan;

(l)    Liens assumed in connection with a Permitted Acquisition, so long as (i) such Liens cover only the assets acquired pursuant to such Permitted Acquisition and (ii) such Liens were not created in contemplation of such Permitted Acquisition;

(m)    additional Liens not otherwise permitted by the foregoing clauses hereof; provided that such additional Liens permitted by this clause (m) do not encumber property and assets which constitute more than ten percent (10%) of the Consolidated Total Assets determined as of the end of the most recently completed fiscal year;

(n)    Liens created or deemed to exist in connection with a Securitization Transaction or a factoring arrangement, in each case, permitted hereunder (including any related filings of any financing statements), but only to the extent that any such Lien relates to the applicable Securitization Receivables or the applicable account receivables (and the proceeds thereof) in connection with such factoring arrangements permitted hereunder, in each case, actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such transaction; and

(o)    Liens, if any, in favor of the Domestic Administrative Agent on Cash Collateral delivered pursuant to Section 2.14(a).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Parent Borrower or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 7.02.

“Pro Forma Basis” means, for purposes of calculating compliance with each of the financial covenants set forth in Section 8.10 in respect of a proposed transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Domestic Administrative Agent has received the information required pursuant to Section 7.01. In connection with any calculation of the financial covenants set forth in Section 8.10 upon giving effect to a transaction on a Pro Forma Basis, (a) any Indebtedness incurred by any Credit Party in connection with such transaction (i) shall be deemed to have been incurred as of the first day of the applicable period and (ii) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (b) income statement items (whether positive or negative) attributable to the Property acquired in such transaction or to the Acquisition comprising such transaction, as applicable, shall be included to the extent relating to the relevant period, (c) in the case of a transaction constituting an Asset Disposition, income statement items attributable to the Property or Persons subject to such transaction shall be excluded to the extent relating to the relevant period and (d) pro forma adjustments may be included to the extent that such adjustments give effect to events that are (i) directly attributable to such transaction, (ii) expected to continue to be applicable to the Credit Party, (iii) factually supportable and (iv) reasonably acceptable to the Domestic Administrative Agent.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Parent Borrower containing reasonably detailed calculations of the financial covenants set forth in Section 8.10 as of the most recent fiscal quarter end for which the Parent Borrower was required to deliver financial statements pursuant to Section 7.01(a) or (b) after giving effect to the applicable transaction on a Pro Forma Basis.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Public Lender” has the meaning specified in Section 7.02.

“Qualified ECP Guarantor” means, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means the Domestic Administrative Agent, the Canadian Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders holding in the aggregate more than 50% of (a) the unfunded Commitments and the outstanding Loans, L/C Obligations and participations therein or (b) if the Commitments have been terminated, the outstanding Loans, L/C Obligations and participations therein. The unfunded Commitments of, and the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law” means, as to any Person, the Organization Documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means any of the chief executive officer, senior vice president and chief financial officer, vice president, and treasurer of a Credit Party and, solely for purposes of notices given pursuant to Article II, a Borrowing Officer. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Restricted Payment” has the meaning specified in Section 8.09.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurodollar Rate Loan denominated in Canadian Dollars, (ii) each date of a continuation of a Eurodollar Rate Loan denominated in Canadian Dollars pursuant to Section 2.02, and (iii) such additional dates as the applicable Administrative Agent shall determine or the Required Lenders shall require and (b) with respect to Letters of Credit denominated in Canadian Dollars, (i) each date of issuance thereof, (ii) each date of amendment (if such amendment increases the amount thereof), (iii) each date of any payment by the respective L/C Issuer thereof and (iv) such additional dates as the Canadian Administrative Agent or the Required Lenders shall specify.

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to a Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Loan” has the meaning specified in Section 2.01.

“Revolving Note” has the meaning specified in Section 2.11(a).

“Sale Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Credit Party of any Property, whether owned by such Credit Party as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Credit Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in Canadian Dollars, same day or other funds as may be determined by the Canadian Administrative Agent, the Canadian L/C Issuer or the Canadian Swing Line Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in Canadian Dollars.

“Sanctions” means any sanction administered or enforced by the United States Government (including without limitation, OFAC) or the Government of Canada.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of the Second Amendment Effective Date among the Borrowers, the Subsidiary Guarantors party thereto, the Lenders party thereto, the Administrative Agents, the Swing Line Lenders and the L/C Issuers.

“Second Amendment Effective Date” means June 6, 2014.

“Securitization Transaction” means any financing transaction or series of financing transactions that has been or may be entered into by the Parent Borrower or any Subsidiary of the Parent Borrower pursuant to which the Parent Borrower or any Subsidiary of the Parent Borrower may sell, convey or otherwise transfer to (i) a Subsidiary or Affiliate of the Parent Borrower (a “Securitization Subsidiary”), or (ii) any other Person, or may grant a security interest in, any accounts receivable, notes receivable, rights to future lease payments or residuals or other similar rights to payment (the “Securitization Receivables”) (whether such Securitization Receivables are then existing or arising in the future) of the Parent Borrower or any Subsidiary of the Parent Borrower, and any assets related thereto, including without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Securitization Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

“Single Employer Plan” means any Plan which is not a Multiemployer Plan.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Credit Party” has the meaning specified in Section 4.08.

“Specified Sales” means (a) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business and (b) the sale, transfer or other disposition of cash and Cash Equivalents, so long as the applicable Credit Party or the applicable Subsidiary receives, in return, cash, Cash Equivalents or other property having a fair market value equal to the fair market value of such cash or Cash Equivalents.

“Spot Rate” for a currency means the rate determined by the applicable Administrative Agent, the applicable L/C Issuer or the applicable Swing Line Lender, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the applicable Administrative Agent, the applicable L/C Issuer or the applicable Swing Line Lender may obtain such spot rate from another financial institution designated by such Administrative Agent, such L/C Issuer or such Swing Line Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.

“Subsidiary Guarantors” means (i) each Material Domestic Subsidiary of the Parent Borrower identified as a “Subsidiary Guarantor” on the signature pages hereto and (ii) each other Person that joins as a Subsidiary Guarantor pursuant to Section 7.09, together with their successors and permitted assigns.

“Swap Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Swap Contract with any Credit Party and (b) any Lender on the Second Amendment Effective Date or Affiliate of such Lender that is party to a Swap Contract with any Credit Party in existence on the Second Amendment Effective Date, in each case to the extent permitted hereunder.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means with respect to any Credit Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means the Domestic Swing Line Lender or the Canadian Swing Line Lender, or both, as appropriate.

“Swing Line Loan” means a Domestic Swing Line Loan or a Canadian Swing Line Loan, or both, as appropriate.

“Swing Line Note” means a Domestic Swing Line Note or a Canadian Swing Line Note, or both, as appropriate.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b) which, if in writing, shall be substantially in the form of Exhibit 2.04 or such other form as approved by the applicable Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the applicable Administrative Agent), appropriately completed and signed by a Borrowing Officer of the applicable Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Revolving Canadian Outstandings” means the aggregate Outstanding Amount of all Revolving Loans to the Canadian Borrower, all Canadian Swing Line Loans and all L/C Obligations of the Canadian Borrower.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Management Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Treasury Management Agreement with any Credit Party and (b) any Lender on the Second Amendment Effective Date or Affiliate of such Lender that is a party to a Treasury Management Agreement with any Credit Party in existence on the Second Amendment Effective Date.

“Type” means, with respect to any Loan, its character as a Base Rate Loan, a Daily Floating Eurodollar Rate Swing Line Loan or a Eurodollar Rate Loan.

“United States” and “U.S.” mean the United States of America.

“United States Person” and “U.S. Person” have the meaning ascribed to the term “United States person” in Section 7701(a)(30) of the Internal Revenue Code.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Cash and Cash Equivalents” means cash on hand and Cash Equivalents of the Parent Borrower and its Subsidiaries in each case that are not subject to any Lien or any other restriction on access thereto or use thereof by the Parent Borrower or any Subsidiary.

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wholly-Owned Subsidiary” means any Person 100% of whose Capital Stock is at the time owned by the Parent Borrower directly or indirectly through other Persons 100% of whose Capital Stock is at the time owned, directly or indirectly, by the Parent Borrower.

1.02    Other Interpretive Provisions.

With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal property and tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)    Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

1.03    Accounting Terms.

(a)    Generally. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Parent Borrower delivered to the Lenders; provided that, if the Parent Borrower notifies the Domestic Administrative Agent that it wishes to amend any covenant in Section 8.10 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Domestic Administrative Agent notifies the Parent Borrower that the Required Lenders wish to amend Section 8.10 for such purpose), then the Parent Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Parent Borrower and the Required Lenders.

(b)    Changes in GAAP. The Parent Borrower shall deliver to the Domestic Administrative Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 7.01, (a) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (b) a reasonable estimate of the effect on the financial statements on account of such changes in application.

(c)    Calculations. Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 8.10 (including for purposes of determining the Applicable Rate) shall be made on a Pro Forma Basis.

1.04    Rounding.

Any financial ratios required to be maintained by the Parent Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05    Exchange Rates; Currency Equivalents.

(a)     The Canadian Administrative Agent, the Canadian L/C Issuer or the Canadian Swing Line Lender, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Canadian Dollars.

Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Credit Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by the Canadian Administrative Agent, the Canadian L/C Issuer or the Canadian Swing Line Lender, as applicable.

(b)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in Canadian Dollars, such amount shall be the Canadian Dollar Equivalent of such Dollar amount (rounded to the nearest unit of Canadian Dollars, with 0.5 of a unit being rounded upward), as determined by the Canadian Administrative Agent, the Canadian L/C Issuer or the Canadian Swing Line Lender, as the case may be.

1.06    Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.07    Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01    Revolving Loans.

Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Parent Borrower in Dollars and to the Canadian Borrower in either Dollars or Canadian Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment and (iii) the Total Revolving

Canadian Outstandings shall not exceed the Canadian Borrower Sublimit. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan. Each Lender at its option may make Revolving Loans by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan, by advising the Administrative Agents that such domestic or foreign branch or Affiliate of such Lender will make such Revolving Loan.

2.02    Borrowings, Conversions and Continuations of Loans.

(a)    (i)    Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans, in each case denominated in Dollars, shall be made upon the applicable Borrower’s irrevocable notice to the applicable Administrative Agent, which may be given by telephone. Each such notice must be received by the applicable Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans denominated in Dollars and (ii) on the requested date of any Borrowing of Base Rate Loans denominated in Dollars. Each telephonic notice by a Borrower pursuant to this Section 2.02(a)(i) must be confirmed promptly by delivery to the applicable Administrative Agent of a written Loan Notice, appropriately completed and signed by a Borrowing Officer of the applicable Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans denominated in Dollars shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans denominated in Dollars shall be in a principal amount of $500,000 or a whole multiple of $250,000 in excess thereof.

(ii)    Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans, in each case denominated in Canadian Dollars, shall be made upon the Canadian Borrower’s irrevocable notice to the Canadian Administrative Agent, which may be given by telephone. Each such notice must be received by the Canadian Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans denominated in Canadian Dollars and (ii) on the requested date of any Borrowing of Base Rate Loans denominated in Canadian Dollars. Each telephonic notice by the Canadian Borrower pursuant to this Section 2.02(a)(ii) must be confirmed promptly by delivery to the Canadian Administrative Agent of a written Loan Notice, appropriately completed and signed by a Borrowing Officer of the Canadian Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans denominated in Canadian Dollars shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans denominated in Canadian Dollars shall be in a principal amount of $500,000 or a whole multiple of $250,000 in excess thereof.

(b)    Each Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the currency of the Loans to be borrowed. If a Borrower fails to specify a Type of a Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Eurodollar Rate Loans denominated in Canadian Dollars, such Loans shall be continued as Eurodollar Rate Loans in Canadian Dollars with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(c)    Following receipt of a Loan Notice with regard to Loans denominated in Dollars, the applicable Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the applicable Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans, as described in the preceding subsection. Following receipt of a Loan Notice with regard to Loans denominated in Canadian Dollars, the Canadian Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Canadian Borrower, the Canadian Administrative Agent shall notify each Lender of the details of any automatic continuation of Eurodollar Rate Loans, as described in the preceding subsection. In the case of a Borrowing denominated in Dollars, each Lender shall make the amount of its Loan available to the applicable Administrative Agent in Same Day Funds at the applicable Administrative Agent’s Office for Dollars not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. In the case of a Borrowing denominated in Canadian Dollars, each Lender shall make the amount of its Loan available to the Canadian Administrative Agent in Same Day Funds at the Canadian Administrative Agent’s Office for Canadian Dollars not later than the Applicable Time specified by the Canadian Administrative Agent, on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the applicable Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by such Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the applicable Administrative Agent by the applicable Borrower; provided, however, that if, on the date of a Revolving Borrowing, there are L/C Borrowings outstanding, then the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to the applicable Borrower as provided above.

(d)    Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, the Required Lenders may demand that any or all of the then outstanding Loans denominated in Canadian Dollars be prepaid or redenominated in Dollars in the amount of the Dollar Equivalent thereof.

(e)    The applicable Administrative Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the applicable Administrative Agent shall notify the applicable Borrower and the Lenders of any change in prime rate used in determining the Base Rate (or the rate described in clause (b)(ii) of the definition of “Base Rate”) promptly following the public announcement of such change.

(f)    After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 12 Interest Periods in effect with respect to all Loans.

(g)    The Parent Borrower may at any time and from time to time, upon prior written notice by the Parent Borrower to the Domestic Administrative Agent, increase the Aggregate Revolving Commitments (but not the Letter of Credit Sublimit, the Domestic Swing Line Sublimit, the Canadian Swing Line Sublimit or the Canadian Borrower Sublimit) by a maximum aggregate amount of up to THREE HUNDRED MILLION DOLLARS ($300,000,000) with additional Revolving Commitments from any existing Lender or new Revolving Commitments from any other Person selected by the Parent Borrower and reasonably acceptable to the Domestic Administrative Agent and the L/C Issuers; provided that:

(i)    any such increase shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof;

(ii)    no Default or Event of Default shall exist and be continuing at the time of any such increase or after giving effect thereto;

(iii)    no existing Lender shall be under any obligation to increase its Commitment and any such decision whether to increase its Commitment shall be in such Lender’s sole and absolute discretion;

(iv)    (A) any new Lender shall join this Agreement by executing such joinder documents as are reasonably required by the Domestic Administrative Agent and/or (B) any existing Lender electing to increase its Commitment shall have executed a commitment agreement reasonably satisfactory to the Domestic Administrative Agent;

(v)    as a condition precedent to such increase, the Parent Borrower shall have delivered to the Domestic Administrative Agent a Pro Forma Compliance Certificate demonstrating that after giving effect to such increase on a Pro Forma Basis the Credit Parties are in compliance with the financial covenants set forth in Section 8.10;

(vi)    as a condition precedent to such increase, the Parent Borrower shall deliver to the Domestic Administrative Agent a certificate of each Credit Party dated as of the date of such increase signed by a Responsible Officer of such Credit Party (A) certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such increase, and (B) in the case of the Parent Borrower, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article VI and the other Credit Documents are true and correct in all material respects on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.02(g), the representations and warranties contained in Section 6.01 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01, and (2) no Default or Event of Default exists; and

(vii)    Schedule 2.01 shall be deemed revised to include any increase to the Aggregate Revolving Commitments pursuant to this Section 2.02(g) and to include thereon any Person that becomes a Lender pursuant to this Section 2.02(g).

Each Borrower shall prepay any Loans owing by it and outstanding on the date of any such increase (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Commitments arising from any nonratable increase in the Commitments under this Section, it being understood and agreed that the applicable Borrower may use the proceeds of advances under such increased Commitments to fund such prepayments.

2.03    Letters of Credit.

(a)    The Letter of Credit Commitment.

(i)    Subject to the terms and conditions set forth herein, (A) the Domestic L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the Availability Period, to issue Domestic Letters of Credit denominated in Dollars for the account of the Parent Borrower or any of its Subsidiaries, and to amend or extend Domestic Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Domestic Letters of Credit; and (B) the Lenders severally agree to participate in Domestic Letters of Credit issued for the account of the Parent Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Domestic Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Parent Borrower for the issuance or amendment of a Domestic Letter of Credit shall be deemed to be a representation by the Parent Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Parent Borrower’s ability to obtain Domestic Letters of Credit shall be fully revolving, and accordingly the Parent Borrower may, during the foregoing period, obtain Domestic Letters of Credit to replace Domestic Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)    Subject to the terms and conditions set forth herein, (A) the Canadian L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the Availability Period, to issue Canadian Letters of Credit denominated in Dollars or Canadian Dollars for the account of the Canadian Borrower or any of its Subsidiaries, and to amend or extend Canadian Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Canadian Letters of Credit; and (B) the Lenders severally agree to participate in Canadian Letters of Credit issued for the account of the Canadian Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Canadian Letter of Credit, (w) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (x) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) the Total Revolving Canadian Outstandings shall not exceed the Canadian

Borrower Sublimit. Each request by the Canadian Borrower for the issuance or amendment of a Canadian Letter of Credit shall be deemed to be a representation by the Canadian Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Canadian Borrower’s ability to obtain Canadian Letters of Credit shall be fully revolving, and accordingly the Canadian Borrower may, during the foregoing period, obtain Canadian Letters of Credit to replace Canadian Letters of Credit that have expired or that have been drawn upon and reimbursed.

(iii)    No L/C Issuer shall issue any Letter of Credit if:

(A)     subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B)    the expiry date of such requested Letter of Credit would occur after the Maturity Date, unless all the Lenders have approved such expiry date.

(iv)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Requirement of Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)    the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)    (i) except as otherwise agreed by the Domestic Administrative Agent and the Domestic L/C Issuer, such Domestic Letter of Credit is in an initial stated amount less than $250,000 or (ii) except as otherwise agreed by Canadian Administrative Agent and the Canadian L/C Issuer, such Canadian Letter of Credit is in an initial stated amount less than $100,000;

(D)    such Letter of Credit is to be denominated in a currency other than (1) Dollars, in the case of Domestic Letters of Credit, or (2) Dollars or Canadian Dollars, in the case of Canadian Letters of Credit; or

(E)    any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the applicable Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15

(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(v)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)    Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agents in Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.

(b)	Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the applicable L/C Issuer (with a copy to the applicable Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Borrowing Officer of the applicable Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the applicable Administrative Agent not later than 11:00 a.m. at least five (5) Business Days (or such later date and time as the applicable Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit and (H) such other matters as the applicable L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may reasonably require. Additionally, each Borrower shall furnish to the applicable L/C Issuer and the applicable Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or such Administrative Agent may reasonably require.

(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the applicable Administrative Agent (by telephone or in writing) that such Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, such L/C Issuer will provide such Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Lender, the applicable

Administrative Agent or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)    If a Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the applicable Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time up to an expiry date not later than the Maturity Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (iii) or (iv) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the applicable Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the applicable Administrative Agent, any Lender or the applicable Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each case directing such L/C Issuer not to permit such extension.

(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, each L/C Issuer will also deliver to the applicable Borrower and the applicable Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)    Drawings and Reimbursements; Funding of Participations.

(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the applicable L/C Issuer shall notify the applicable Borrower and the applicable Administrative Agent thereof. In the case of a Letter of Credit denominated in Canadian Dollars, the Canadian Borrower shall reimburse the Canadian L/C Issuer in Canadian Dollars, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars or (B) in the absence of any such requirement for reimbursement in Dollars, the Canadian Borrower shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Canadian Borrower will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in Canadian Dollars, the Canadian L/C Issuer shall notify the Canadian Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by an L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by an L/C Issuer under a Letter of Credit to be reimbursed in Canadian Dollars (each such date, an “Honor Date”), the applicable Borrower shall reimburse such L/C Issuer through the applicable Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the applicable Borrower fails to so reimburse such L/C Issuer by such time, the applicable Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in Canadian Dollars) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments and (y) with respect to a Borrowing of the Canadian Borrower, the Total Revolving Canadian Outstandings shall not exceed the Canadian Borrower Sublimit. Any notice given by an L/C Issuer or an Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)    Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the applicable Administrative Agent may apply Cash Collateral provided for this purpose) to the applicable Administrative Agent for the account of the applicable L/C Issuer in Dollars at the applicable Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by such Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Parent Borrower or the Canadian Borrower, as applicable, in such amount. The applicable Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.

(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the applicable Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)    Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

(v)    Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the applicable Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the applicable Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)    If any Lender fails to make available to the applicable Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through such Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Overnight Rate. A certificate of the applicable L/C Issuer submitted to any Lender (through the applicable Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)    Repayment of Participations.

(i)    At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the applicable Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by such Administrative Agent), such Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by such Administrative Agent.

(ii)    If any payment received by an Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to such Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of such Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)    Obligations Absolute. The obligation of the applicable Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit issued for its account or the account of its Subsidiaries and to repay each L/C Borrowing with respect to such Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Credit Document;

(ii)    the existence of any claim, counterclaim, setoff, defense or other right that such Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)    any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)    any adverse change in the relevant exchange rate or in the availability of Canadian Dollars to the Canadian Borrower or any Subsidiary or in the relevant currency market generally; or

(vi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, a Borrower or any Subsidiary.

Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will promptly notify the applicable L/C Issuer. Each Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid; provided, however, that nothing in the foregoing shall limit the Borrowers’ rights under the proviso in the penultimate sentence of Section 2.03(f).

(f)    Role of L/C Issuer. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agents, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuers shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agents, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuers shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to a Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit unless such L/C Issuer is prevented or prohibited from so paying as a result of any order or directive of any court or other Governmental Authority. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)    Applicability of ISP. Unless otherwise expressly agreed by the applicable L/C Issuer and the applicable Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

(h)    Letter of Credit Fees. The Parent Borrower shall pay, or cause the Canadian Borrower to pay, to the Domestic Administrative Agent or the Canadian Administrative Agent, as applicable, for the account of each Lender in accordance with its Applicable Percentage, in Dollars or Canadian Dollars, as applicable, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued to or for the account of such Borrower equal to the Applicable Rate times the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Requirement of Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.15(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit and on the Maturity Date. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Parent Borrower shall pay directly to the Domestic L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Domestic Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the actual daily maximum amount available to be drawn under such Domestic Letter of Credit (whether or not such maximum amount is then in effect under such Domestic Letter of Credit) and on a quarterly basis in arrears. The Canadian Borrower shall pay or cause to be paid directly to the Canadian L/C Issuer for its own account, in Canadian Dollars, a fronting fee with respect to each Canadian Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the actual daily maximum amount available to be drawn under such Canadian Letter of Credit (whether or not such maximum amount is then in effect under such Canadian Letter of Credit) and on a quarterly basis in arrears. Such fronting fees shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit and on the Maturity Date. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. In addition, the applicable Borrower shall pay directly to the applicable L/C Issuer, for its own account, in Dollars or Canadian Dollars, as applicable, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of a Borrower, the applicable Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its respective Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04    Swing Line Loans.

(a)    (i)    Subject to the terms and conditions set forth herein, the Domestic Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Domestic Swing Line Loan”) to the Parent Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Domestic Swing Line Sublimit; provided, however, that after giving effect to any Domestic Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment, and provided, further, that the Parent Borrower shall not use the proceeds of any Domestic Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Parent Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Domestic Swing Line Loan shall bear interest, (i) unless otherwise agreed by the Parent Borrower and the Domestic Swing Line Lender, at a rate based on the Daily Floating Eurodollar Rate or (ii) at a rate based on the Base Rate. Immediately upon the making of a Domestic Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Domestic Swing Line Lender a risk participation in such Domestic Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Domestic Swing Line Loan.

(ii)    Subject to the terms and conditions set forth herein, the Canadian Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans

(each such loan, a “Canadian Swing Line Loan”) to the Canadian Borrower in Dollars or Canadian Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Canadian Swing Line Sublimit; provided, however, that after giving effect to any Canadian Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Commitment and (iii) the Total Canadian Revolving Outstandings shall not exceed the Canadian Borrower Sublimit and provided, further, that the Canadian Borrower shall not use the proceeds of any Canadian Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Canadian Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Canadian Swing Line Loan shall bear interest (i) unless otherwise agreed by the Canadian Borrower and the Canadian Swing Line Lender, at a rate based on the Daily Floating Eurodollar Rate or (ii) at a rate based on the Base Rate. Immediately upon the making of a Canadian Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian Swing Line Lender a risk participation in such Canadian Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Canadian Swing Line Loan.

(b)    Borrowing Procedures. Each Swing Line Borrowing of Domestic Swing Line Loans shall be made upon the Parent Borrower’s irrevocable notice to the Domestic Swing Line Lender and the Domestic Administrative Agent, which may be given by telephone. Each Swing Line Borrowing of Canadian Swing Line Loans shall be made upon the Canadian Borrower’s irrevocable notice to the Canadian Swing Line Lender and the Canadian Administrative Agent, which may be given by telephone. Each such notice must be received by the applicable Swing Line Lender and the applicable Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $500,000 for Domestic Swing Line Loans and $250,000 for Canadian Swing Line Loans, and, integral multiples of $100,000 in excess thereof, (ii) the interest rate applicable to such Swing Line Loan, (iii) for Canadian Swing Line Loans, the currency of the Loans to be borrowed and (iv) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the applicable Swing Line Lender and the applicable Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Borrowing Officer of the applicable Borrower. Promptly after receipt by a Swing Line Lender of any telephonic Swing Line Loan Notice, the applicable Swing Line Lender will confirm with the applicable Administrative Agent (by telephone or in writing) that such Administrative Agent has also received such Swing Line Loan Notice and, if not, such Swing Line Lender will notify such Administrative Agent (by telephone or in writing) of the contents thereof. Unless such Swing Line Lender has received notice (by telephone or in writing) from such Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing such Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, such Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower.

(c)    Refinancing of Swing Line Loans.

(i)    The Domestic Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Parent Borrower (which hereby irrevocably requests and authorizes the Domestic Swing Line Lender to so request on its behalf), that each Lender make a Base Rate

Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Domestic Swing Line Loans then outstanding. The Canadian Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Canadian Borrower (which hereby irrevocably requests and authorizes the Canadian Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Canadian Swing Line Loans then outstanding. Such requests shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments and (y) with respect to a Borrowing of the Canadian Borrower, the Total Revolving Canadian Outstandings shall not exceed the Canadian Borrower Sublimit. Each Swing Line Lender shall furnish the applicable Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the applicable Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Domestic Administrative Agent in Same Day Funds (and the Administrative Agents may apply Cash Collateral available with respect to the Domestic Swing Line Loan) for the account of the Domestic Swing Line Lender at the Domestic Administrative Agent’s Office for Dollar-denominated deposits not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Parent Borrower in such amount. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Canadian Administrative Agent in Same Day Funds (and the Administrative Agents may apply Cash Collateral available with respect to the Canadian Swing Line Loan) for the account of the Canadian Swing Line Lender at the Canadian Administrative Agent’s Office for Canadian Dollar-denominated deposits or Dollar-denominated deposits, as applicable, not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Canadian Borrower in such amount. Each Administrative Agent shall remit the funds so received to the applicable Swing Line Lender.

(ii)    If for any reason any Domestic Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Domestic Swing Line Lender as set forth herein shall be deemed to be a request by the Domestic Swing Line Lender that each of the Lenders fund its risk participation in the relevant Domestic Swing Line Loan and each Lender’s payment to the Domestic Administrative Agent for the account of the Domestic Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation. If for any reason any Canadian Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Canadian Swing Line Lender as set forth herein shall be deemed to be a request by the Canadian Swing Line Lender that each of the Lenders fund its risk participation in the relevant Canadian Swing Line Loan and each Lender’s payment to the Canadian Administrative Agent for the account of the Canadian Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)    If any Lender fails to make available to the applicable Administrative Agent for the account of the applicable Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the applicable Swing Line Lender shall be entitled to recover from such Lender (acting through the applicable Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the applicable Swing Line Lender in connection with the foregoing. A certificate of the applicable Swing Line Lender submitted to any Lender (through the applicable Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)    Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against a Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of each Borrower to repay its Swing Line Loans, together with interest as provided herein.

(d)    Repayment of Participations.

(i)    At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the applicable Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by such Swing Line Lender.

(ii)    If any payment received by a Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such Swing Line Lender in its discretion), each Lender shall pay to such Swing Line Lender its Applicable Percentage thereof on demand of the applicable Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The applicable Administrative Agent will make such demand upon the request of the applicable Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)    Interest for Account of Swing Line Lender. Each Swing Line Lender shall be responsible for invoicing the applicable Borrower for interest on the Swing Line Loans. Until each Lender funds its Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Domestic Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Domestic Swing Line Lender. Until each Lender funds its Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Canadian Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Canadian Swing Line Lender.

(f)    Payments Directly to Swing Line Lenders. The Parent Borrower shall make all payments of principal and interest in respect of the Domestic Swing Line Loans directly to the Domestic Swing Line

Lender. The Canadian Borrower shall make all payments of principal and interest in respect of the Canadian Swing Line Loans directly to the Canadian Swing Line Lender.

2.05    Prepayments.

(a)    Voluntary Prepayments.

(i)    Revolving Loans. Each Borrower may, upon notice from the applicable Borrower to the applicable Administrative Agent, at any time or from time to time voluntarily prepay its Revolving Loans in whole or in part without premium or penalty; provided that (A) such notice must be received (1) with respect to Loans made to the Parent Borrower, by the Domestic Administrative Agent not later than 11:00 a.m. (x) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (y) on the date of prepayment of Base Rate Loans and (2) with respect to Loans made to the Canadian Borrower, by the Canadian Administrative Agent not later than 11:00 a.m. (x) four Business Days prior to any date of prepayment of Eurodollar Rate Loans and (y) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding) and (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The applicable Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(ii)    Swing Line Loans. Each Borrower may, upon notice to the applicable Swing Line Lender (with a copy to the applicable Administrative Agent), at any time or from time to time, voluntarily prepay its Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the applicable Swing Line Lender and the applicable Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be (x) with respect to Domestic Swing Line Loans, in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding) and (y) with respect to Canadian Swing Line Loans, in a minimum principal amount of $250,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

It is understood and agreed that voluntary prepayments made by the Canadian Borrower shall only be applied to payment of the Canadian Obligations.

(b)    Mandatory Prepayments of Loans.

(i)    Revolving Commitments. If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, each Borrower shall immediately prepay its Revolving Loans and/or the Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving Loans and the Swing Line Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.

(ii)    Loans and Letters of Credit of the Canadian Borrower. If any Administrative Agent notifies the Borrowers at any time that the Total Revolving Canadian Outstandings exceed the Canadian Borrower Sublimit then in effect, the Canadian Borrower shall immediately prepay its Loans and/or Cash Collateralize the L/C Obligations in the amount necessary to eliminate such excess; provided, however, that the Canadian Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(ii) unless, after the prepayment in full of all Loans of the Canadian Borrower outstanding at such time, the Total Revolving Canadian Outstandings at such time exceeds the Canadian Borrower Sublimit.

(iii)    Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied to Revolving Loans and Swing Line Loans and (after all Revolving Loans and Swing Line Loans have been repaid) to Cash Collateralize L/C Obligations. It is understood and agreed that mandatory prepayments made by the Canadian Borrower shall only be applied to the Canadian Obligations.

Within the parameters of the applications set forth above, prepayments shall be applied first ratably to Base Rate Loans and Daily Floating Eurodollar Rate Swing Line Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.06    Termination or Reduction of Aggregate Revolving Commitments.

(a)    Optional Reductions. The Parent Borrower may, upon notice to the Domestic Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments to an amount not less than the Outstanding Amount of Revolving Loans, Swing Line Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agents not later than 12:00 noon five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Parent Borrower shall not terminate or reduce (A) the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, (C) the Domestic Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Domestic Swing Line Loans would exceed the Domestic Swing Line Sublimit, (D) the Canadian Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Canadian Swing Line Loans would exceed the Canadian Swing Line Sublimit or (E) the Canadian Borrower Sublimit if, after giving effect thereto and any concurrent prepayments hereunder, the Total Revolving Canadian Outstandings would exceed the Canadian Borrower Sublimit.

(b)    Mandatory Reductions. If after giving effect to any reduction or termination of Revolving Commitments under this Section 2.06, the Letter of Credit Sublimit, the Canadian Borrower Sublimit, the Canadian Swing Line Sublimit or the Domestic Swing Line Sublimit exceed the Aggregate Revolving Commitments at such time, the Letter of Credit Sublimit, the Canadian Borrower Sublimit, the Canadian Swing Line Sublimit or the Domestic Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c)    Notice. The Domestic Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Domestic Swing Line Sublimit, the Canadian Swing Line Sublimit, the Canadian Borrower Sublimit or the Aggregate Revolving Commitments under this Section 2.06. Upon any reduction of the Aggregate Revolving Commitments, the Revolving Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of the Aggregate Revolving Commitments accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

2.07    Repayment of Loans.

(a)    Revolving Loans. Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of its Revolving Loans outstanding on such date.

(b)    Swing Line Loans. Each Borrower shall repay each Swing Line Loan made to it on the earliest to occur of (i) the date within one (1) Business Day of demand therefor by the applicable Swing Line Lender, (ii) the date ten (10) Business Days after such Swing Line Loan is made and (iii) the Maturity Date.

It is understood and agreed that the Canadian Borrower shall only be obligated to repay the Canadian Obligations.

2.08    Interest.

(a)    Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Rate for Eurodollar Rate Loans, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans, (iii) each Domestic Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to (A) unless otherwise agreed by the Parent Borrower and the Domestic Swing Line Lender, the Daily Floating Eurodollar Rate plus the Applicable Rate or (B) the Base Rate plus the Applicable Rate and (iv) each Canadian Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to (A) unless otherwise agreed by the Canadian Borrower and the Canadian Swing Line Lender, the Daily Floating Eurodollar Rate plus the Applicable Rate or (B) the Base Rate plus the Applicable Rate.

(b)    (i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)    If any amount (other than principal of any Loan) payable by any Borrower under any Credit Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)    Upon the request of the Required Lenders, while any Event of Default exists, the principal amount of all outstanding Obligations hereunder shall bear interest at a fluctuating rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09    Fees.

In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a)    Facility Fee. The Parent Borrower shall pay to the Domestic Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a facility fee in Dollars (the “Facility Fee”) at a rate per annum equal to the Applicable Rate times the actual daily amount of the Aggregate Revolving Commitments (or, if the Aggregate Revolving Commitments have terminated, on the Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations), regardless of usage, subject to adjustment as provided in Section 2.15. The Facility Fee shall accrue at all times during the Availability Period (and thereafter so long as any Revolving Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the fifteenth (15th) calendar day following the last day of the applicable calendar quarter, commencing with the first such date to occur after the Closing Date, and on the Maturity Date (and, if applicable, thereafter on demand); provided, that (A) no Facility Fee shall accrue on the Revolving Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (B) any Facility Fee accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Parent Borrower so long as such Lender shall be a Defaulting Lender. The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)    Fee Letter. The Parent Borrower shall pay to MLPFS and the Domestic Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.

2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) and Loans pursuant to which interest accrues at the CDOR Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by an Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Parent Borrower or for any other reason, the Parent Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Parent Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Parent Borrower shall immediately and retroactively be obligated to pay to the applicable Administrative Agent for the account of the applicable Lenders, promptly on demand by the applicable Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Parent Borrower under the Bankruptcy Code of the United States, automatically and without further action by any Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of any Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article IX. The Parent Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Revolving Commitments and the repayment of all other Obligations hereunder.

(c)    For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

2.11    Evidence of Debt.

(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the applicable Administrative Agent in the ordinary course of business. The accounts or records maintained by each Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to each Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the applicable Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the applicable Administrative Agent in respect of such matters, the accounts and records of such Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the applicable Administrative Agent, the applicable Borrower shall execute and deliver to such Lender (through such Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall (i) in the case of Revolving Loans, be in the form of Exhibit 2.11(a)(i) (a “Revolving Note”), (ii) in the case of a Domestic Swing Line Loan, be in the form of Exhibit 2.11(a)(ii) (a “Domestic Swing Line Note”) and (iii) in the case of a Canadian Swing Line Loan, be in the form of Exhibit 2.11(a)(iii) (a “Canadian Swing Line Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)    In addition to the accounts and records referred to in subsection (a), each Lender and each Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agents and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agents shall control in the absence of manifest error.

2.12    Payments Generally; Administrative Agents’ Clawback.

(a)    General. All payments to be made by each Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Parent Borrower hereunder shall be made to the Domestic Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Domestic Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the dates specified herein. Except as otherwise expressly provided herein, all payments by the Canadian Borrower hereunder shall be made to the Canadian Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Canadian Administrative Agent’s Office in the applicable currency and in Same Day Funds not later than (x) the Applicable Time specified by the Canadian Administrative Agent on the dates specified herein, with respect to payments in Canadian Dollars and (y) 2:00 p.m. on the dates specified herein, with respect to payments in Dollars. The Canadian Administrative Agent shall provide copies of all related correspondence with the Canadian Borrower to the Parent Borrower. Without limiting the generality of the foregoing, the Domestic Administrative Agent may require that any payments due under this Agreement be made in the United States and the Canadian Administrative Agent may require that any payments due from the Canadian Borrower under this Agreement be made in Canada. If, for any reason, the Canadian Borrower is prohibited by any Requirement of Law from making any required payment hereunder in Canadian Dollars, the Canadian Borrower shall make such payment in Dollars in the Dollar Equivalent of the Canadian Dollar payment amount. The applicable Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the applicable Administrative Agent (i) after 2:00 p.m., in the case of payments by the Parent Borrower, or (ii) (x) after the Applicable Time specified by the Canadian Administrative Agent in the case of payments by the Canadian Borrower in Canadian Dollars or (y) after 2:00 p.m. in the case of payments by the Canadian Borrower in Dollars, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to the definition of “Interest Period”, if any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)    (i) Funding by Lenders; Presumption by Administrative Agents. Unless the applicable Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Borrowing of Eurodollar Rate Loans (or, in the case of any Revolving Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to such Administrative Agent such Lender’s share of such Revolving Borrowing, such Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of any Revolving Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Borrowing available to the applicable Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to such Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to such Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate and (B) in the case of a payment to be made by a Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the applicable Administrative Agent for the same or an overlapping period, such Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Revolving Borrowing to the applicable Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Revolving Borrowing. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the applicable Administrative Agent.

(ii)    Payments by Borrowers; Presumptions by Administrative Agents. Unless the applicable Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to such Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that such Borrower will not make such payment, such Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the applicable Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the applicable Administrative Agent, at the Overnight Rate.

A notice of an Administrative Agent to any Lender or a Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to an Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by such Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, such Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section

11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13    Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify each Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to a Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

2.14    Cash Collateral.

(a)    Certain Credit Support Events. Upon the request of an Administrative Agent or an L/C Issuer (i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the date that is ten (10) Business Days prior to the Maturity Date, any L/C Obligation for any reason remains outstanding, the applicable Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations of such Borrower. At any time that there shall exist a Defaulting Lender, immediately upon the request of an Administrative Agent, an L/C Issuer or a Swing Line Lender, the Parent Borrower shall deliver to the Domestic Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)    Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Domestic Administrative Agent. Each Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Domestic Administrative Agent, for the benefit of the Administrative Agents, the L/C Issuers and the Lenders (including the Swing Line Lenders) and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Domestic Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Domestic Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Parent Borrower or the relevant Defaulting Lender will, promptly upon demand by the Domestic Administrative Agent, pay or provide to the Domestic Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, (i) Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.04, 2.05, 2.15 or 9.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied in satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided herein and (ii) Cash Collateral provided by the Canadian Borrower shall be applied only to the Canadian Obligations.

(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the Domestic Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.14 may be otherwise applied in accordance with Section 9.03) and (y) the Person providing Cash Collateral and the applicable L/C Issuer or applicable Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15    Defaulting Lenders.

(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Requirement of Law:

(i)    Waivers and Amendment. The Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amount received by an Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the applicable Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Domestic Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agents hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers or Swing Line Lenders hereunder; third, if so determined by the Domestic Administrative Agent or requested by the L/C Issuers or Swing Line Lenders, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Domestic Administrative Agent; fifth, if so determined by the Domestic Administrative Agent and the Parent Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or any Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any of the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to the pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees. The Defaulting Lender (x) shall be entitled to receive fees payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Loans funded by it and (2) its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14 and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” of each non-

Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (x) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (y) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Lender.

(b)    Defaulting Lender Cure. If the Borrowers, the Administrative Agents, Swing Line Lenders and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agents will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agents may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01    Taxes.

(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the applicable Administrative Agent or the applicable Credit Party) require the deduction or withholding of any Tax from any such payment by the applicable Administrative Agent or a Credit Party, then such Administrative Agent or such Credit Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If any Credit Party or any Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) such Administrative Agent shall withhold or make such deductions as are determined by such Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Administrative Agent shall timely pay the full amount withheld or deducted to the relevant

Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If any Credit Party or any Administrative Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) such Credit Party or such Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Credit Party or such Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)    Payment of Other Taxes by the Credit Parties. Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the applicable Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)    Tax Indemnifications.
(i)    Each of the Credit Parties shall, and does hereby, jointly and severally (subject to the last sentence of this Section 3.01(c)(i)) indemnify each Recipient, and shall make payment in respect thereof within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Parent Borrower by a Lender or an L/C Issuer (with a copy to the applicable Administrative Agent), or by the applicable Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error. Each of the Credit Parties shall, and does hereby, jointly and severally indemnify each Administrative Agent, and shall make payment in respect thereof within 30 days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the applicable Administrative Agent as required pursuant to Section 3.01(c)(ii) below. Notwithstanding the foregoing, the Canadian Borrower shall have no obligations under this paragraph other than for Indemnified Taxes or Other Taxes in each case related to the Canadian Obligations.
(ii)    Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) each Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Credit Party has not already indemnified such Administrative Agent for such

Indemnified Taxes and without limiting the obligation of the Credit Party to do so), and (y) each Administrative Agent and the Credit Parties, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by such Administrative Agent or a Credit Party in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the applicable Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes each Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Credit Document against any amount due to such Administrative Agent under this clause (ii).

(d)    Evidence of Payments. Upon request by the Parent Borrower or the applicable Administrative Agent, as the case may be, after any payment of Taxes by any Credit Party or by the applicable Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Parent Borrower shall deliver to the applicable Administrative Agent or the applicable Administrative Agent shall deliver to the Parent Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Parent Borrower or the applicable Administrative Agent, as the case may be.

(e)    Status of Lenders; Tax Documentation.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Parent Borrower and the applicable Administrative Agent, at the time or times reasonably requested by the Parent Borrower or such Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or reasonably requested by the Parent Borrower or such Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Parent Borrower or the applicable Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Parent Borrower or such Administrative Agent as will enable the Parent Borrower or such Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below or (B) required by applicable Law other than the Internal Revenue Code to comply with the requirements for exemption or reduction of withholding tax in the applicable jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Parent Borrower and each Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the

Parent Borrower or either Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding;
(B)    any Foreign Lender shall deliver to the Parent Borrower and each Administrative Agent, to the extent such Foreign Lender is legally entitled to do so (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Parent Borrower or either Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed originals of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 3.01 – A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01 – B or Exhibit 3.01 – C IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01 – D on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Parent Borrower and each Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or either Administrative Agent) executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Parent Borrower or either Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Parent Borrower and each Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Parent Borrower or either Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Parent Borrower or either Administrative Agent as may be necessary for the Parent Borrower and each Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Parent Borrower and each Administrative Agent in writing of its legal inability to do so.

(iv)    In the case of a Lender that is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such Lender shall be deemed to comply with the requirements of Sections 3.01(e)(ii)(A), 3.01(e)(ii)(B) and 3.01(e)(ii)(C) if such requirements are met by the owner as if it were a Lender.

(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall either Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Credit Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Credit Party, upon the request of the Recipient, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Credit Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of either Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02    Illegality.

If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, the CDOR Rate or the Daily Floating Eurodollar Rate (in each case, whether denominated in Dollars or Canadian Dollars) or to determine or charge interest rates based upon the Eurodollar Rate, the CDOR Rate or the Daily Floating Eurodollar Rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or Canadian Dollars in the applicable interbank market for such currency, then, on notice thereof by such Lender to the Borrowers through the applicable Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or Daily Floating Eurodollar Rate Swing Line Loans, in each case in the affected currency or currencies, or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate or the CDOR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the applicable Administrative Agent without reference to the Eurodollar Rate component of the Base Rate or the CDOR Rate component of the Base Rate, as applicable, in each case until such Lender notifies such Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) each Borrower shall, upon demand from such Lender (with a copy to the applicable Administrative Agent), prepay or, if applicable, convert all such Eurodollar Rate Loans or Daily Floating Eurodollar Rate Swing Line Loans, as applicable, of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate or the CDOR Rate component of the Base Rate, as applicable), either (A) in the case of Eurodollar Rate Loans on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (B) in the case of Daily Floating Eurodollar Rate Swing Line Loans, immediately and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate or the CDOR Rate, the applicable Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof or CDOR Rate component thereof, as applicable, until such Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate or the CDOR Rate, as applicable. Upon any such prepayment or conversion, each Borrower shall also pay accrued interest on the amount so prepaid or converted.

Each Lender at its option may make any Credit Extension to any Borrower by causing any domestic or foreign branch or Affiliate of such Lender (each a “Designated Lender”) to make such Credit Extension (and in the case of an Affiliate, the provisions of Sections 3.01 through 3.05 and 11.04 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Credit Extension in accordance with the terms of this Agreement; provided, further, that if any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Designated Lender to perform its obligations hereunder or to issue, make, maintain, fund or charge interest with respect to any

Credit Extension to any Borrower who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia then, on notice thereof by such Lender to the Parent Borrower through the applicable Administrative Agent, and until such notice by such Lender is revoked, any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension shall be suspended. Upon receipt of such notice, the Credit Parties shall, take all reasonable actions requested by such Lender to mitigate or avoid such illegality

3.03    Inability to Determine Rates.

If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or Canadian Dollars) are not being offered to banks in the applicable interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b)  adequate and reasonable means do not exist for determining (x) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case, whether denominated in Dollars or Canadian Dollars) or (y) the CDOR Rate in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) and (b) above, “Impacted Loans”), or (c) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the applicable Administrative Agent will promptly notify the Borrowers and all Lenders. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans in the affected currency or currencies shall be suspended until the applicable Administrative Agent revokes such notice and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate or the CDOR Rate component of the Base Rate, the utilization of the Eurodollar Rate component or the CDOR Rate component, as applicable, in determining the Base Rate shall be suspended, in each case until the applicable Administrative Agent revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Revolving Borrowing, conversion or continuation of Eurodollar Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Revolving Borrowing of Base Rate Loans in the amount specified therein.
Notwithstanding the foregoing, if the applicable Administrative Agent has made the determination described in this section, such Administrative Agent, in consultation with the Parent Borrower and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the applicable Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the applicable Administrative Agent or the Required Lenders notify such Administrative Agent and the Parent Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the applicable Administrative Agent and the Parent Borrower written notice thereof.

3.04    Increased Costs.

(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or any L/C Issuer;

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or any L/C Issuer or the applicable interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate or any Loan the interest on which is determined by reference to the Daily Floating Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Parent Borrower will pay or cause to be paid to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05    Compensation for Losses.

Upon demand of any Lender (with a copy to the applicable Administrative Agent) from time to time, the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)    any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower;

(c)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Parent Borrower pursuant to Section 11.13; or

(d)    any failure by the Canadian Borrower to make payment of any Loan (or interest due thereon) denominated in Canadian Dollars on its scheduled due date or any payment thereof in a different currency;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The applicable Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by each Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The applicable Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Parent Borrower may replace such Lender in accordance with Section 11.13.

3.07    Survival.

All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Revolving Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

GUARANTY

4.01    The Guaranty.

(a)    Each of the Subsidiary Guarantors hereby jointly and severally guarantees to each Lender, each Administrative Agent and each other holder of the Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof. The Subsidiary Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Subsidiary Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.

(b)    The Parent Borrower hereby guarantees to each Lender, each Administrative Agent and each other holder of the Canadian Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Canadian Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof. The Parent Borrower hereby further agrees that if any of the Canadian Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Parent Borrower will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Canadian Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.

(c)    Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, the obligations of each Guarantor under this Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

4.02    Obligations Unconditional.

(a)    The obligations of the Subsidiary Guarantors under Section 4.01(a) are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02(a) that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Subsidiary Guarantor agrees that such Subsidiary Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against any Borrower or any other Subsidiary Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full and the Commitments have expired or terminated.

(b)    The obligations of the Parent Borrower under Section 4.01(b) are irrevocable, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Canadian Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02(b) that the obligations of the Parent Borrower hereunder shall be absolute and unconditional under any and all circumstances. The Parent Borrower agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Canadian Borrower for amounts paid under this Article IV until such time as Canadian Obligations have been paid in full and the Commitments have expired or terminated.

(c)    Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(i)    at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii)    any of the acts mentioned in any of the provisions of any of the Credit Documents, any Swap Contract between any Credit Party and any Swap Bank, or any Treasury Management Agreement between any Credit Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Credit Documents, such Swap Contracts or such Treasury Management Agreements shall be done or omitted;

(iii)    the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Swap Contract between any Credit Party and any Swap Bank or any Treasury Management Agreement between any Credit Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Credit Documents, such Swap Contracts or such Treasury Management Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(iv)    any Lien granted to, or in favor of, any Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

(v)    any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that an Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Swap Contract between any Credit Party and any Swap Bank or any Treasury Management Agreement between any Credit Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Credit Documents, such Swap Contracts or such Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03    Reinstatement.

(a)    The obligations of the Subsidiary Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Administrative Agent and each Lender on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of counsel) incurred by such Administrative Agent or such Lender in connection with such rescission or restoration, including any such reasonable out-of-pocket costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

(b)    The obligations of the Parent Borrower under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Canadian Obligations is rescinded or must be otherwise restored by any holder of any of the Canadian Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Parent Borrower agrees that it will indemnify each Administrative Agent and each Lender on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by such Administrative Agent or such Lender in connection with such rescission or restoration, including any such reasonable out-of-pocket costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.04    Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05    Remedies.

(a)    The Subsidiary Guarantors agree that, to the fullest extent permitted by law, as between the Subsidiary Guarantors, on the one hand, and the Administrative Agents and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01(a) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 4.01(a).

(b)    The Parent Borrower agrees that, to the fullest extent permitted by law, as between the Parent Borrower, on the one hand, and the Administrative Agents and the Lenders, on the other hand, the Canadian Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01(b) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Canadian Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Canadian Obligations being deemed to have become automatically due and payable), the Canadian Borrower Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Parent Borrower for purposes of Section 4.01(b).

4.06    Rights of Contribution.

The Subsidiary Guarantors agree among themselves that, in connection with payments made hereunder, each Subsidiary Guarantor shall have contribution rights against the other Subsidiary Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Subsidiary Guarantors under the Credit Documents and no Subsidiary Guarantor shall exercise such rights of contribution until all Obligations have been paid in full and the Commitments have terminated.

4.07    Guarantee of Payment; Continuing Guarantee.

(a)    The guarantee given by the Subsidiary Guarantors in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising. The Lenders further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Subsidiary Guarantors.

(b)    The guarantee given by the Parent Borrower in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Canadian Obligations whenever arising. The Lenders further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Parent Borrower.
4.08    Keepwell.

Each Credit Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article IV by any Credit Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Credit Party”) becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Credit Party with respect to such Swap Obligation as may be needed by such Specified Credit Party from time to time to honor all of its obligations under the Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IV voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full in accordance with the terms hereof and the other Credit Documents and the Aggregate Revolving Commitments shall have expired or terminated. Each Credit Party intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Credit Party for all purposes of the Commodity Exchange Act. It is understood and agreed that the Canadian Borrower shall only be obligated to repay the Canadian Obligations.
ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01    Conditions of Initial Credit Extension.

This Agreement shall become effective upon, and the obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to, the satisfaction of the following conditions precedent:

(a)    Credit Documents. Receipt by the Domestic Administrative Agent of executed counterparts of this Agreement and the other Credit Documents, each properly executed by a Responsible Officer of the signing Credit Party and, in the case of this Agreement, by each Lender.

(b)    Opinions of Counsel. Receipt by the Domestic Administrative Agent of favorable opinions of legal counsel to the Credit Parties, addressed to each Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance satisfactory to the Domestic Administrative Agent.

(c)    No Material Adverse Change. There shall not have occurred a material adverse change since December 31, 2010 in the business, operations, property or financial condition of the Parent Borrower and its Subsidiaries, taken as a whole.

(d)    Litigation. There shall not exist any action, suit, investigation or proceeding pending or, to the knowledge of a Responsible Officer of the Parent Borrower, threatened in any court or before an arbitrator or Governmental Authority that would reasonably be expected to have a Material Adverse Effect.

(e)    Organization Documents, Resolutions, Etc. Receipt by the Domestic Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance satisfactory to the Domestic Administrative Agent and its legal counsel:

(i)    copies of the Organization Documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date;

(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers and Borrowing Officers of each Credit Party as the Domestic Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof and each Borrowing Officer thereof authorized to act as a Responsible Officer or Borrowing Officer, as applicable, in connection with this Agreement and the other Credit Documents to which such Credit Party is a party; and

(iii)    such documents and certifications as the Domestic Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(f)    Closing Certificate. Receipt by the Domestic Administrative Agent of a certificate signed by a Responsible Officer of the Parent Borrower certifying that (i) the conditions specified in Sections 5.01(c) and (d) and Sections 5.02(a) and (b) have been satisfied and (ii) the Parent Borrower and its Subsidiaries (after giving effect to the transactions contemplated hereby and the incurrence of Indebtedness related thereto) are Solvent on a consolidated basis.

(g)    Termination of Existing Credit Agreement. Receipt by the Domestic Administrative Agent of evidence that the Existing Credit Agreement has been terminated.

(h)    Fees. Receipt by the Administrative Agents and the Lenders of any fees required to be paid on or before the Closing Date.

(i)    Attorney Costs. Unless waived by the Administrative Agents, the Parent Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agents).

(j)    Other. Receipt by the Administrative Agents and the Lenders of such other documents, instruments, agreements and information as reasonably requested by any Administrative Agent or any Lender.

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the applicable Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.02    Conditions to all Credit Extensions.

The obligation of each Lender and each L/C Issuer to honor any Request for Credit Extension is subject to the following conditions precedent:

(a)    The representations and warranties of the Borrowers and each other Credit Party contained in Article VI or any other Credit Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in Section 6.01 shall be deemed to refer to the most recent statements furnished pursuant to Section 7.01.

(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)    The applicable Administrative Agent and, if applicable, the applicable L/C Issuer and/or the applicable Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)    In the case of a Credit Extension to be denominated in Canadian Dollars, there shall not have occurred any material change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Canadian Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in Canadian Dollars), the Canadian Swing Line Lender (in the case of any Swing Line Loan to be denominated in Canadian Dollars) or the Canadian L/C Issuer (in the case of any Letter of Credit to be denominated in Canadian Dollars) would make it impracticable for such Credit Extension to be denominated in Canadian Dollars.

Each Request for Credit Extension submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Agreement and to make the Credit Extensions herein provided for, each Credit Party hereby represents and warrants to each Administrative Agent and to each Lender, for itself and its respective Subsidiaries, that:

6.01    Financial Condition.

The balance sheet and the related statements of income and of cash flows of the Parent Borrower for fiscal year 2010 audited by Ernst & Young, L.L.P. present fairly, in all material respects, the financial condition of the Parent Borrower and its Subsidiaries on a consolidated basis as of such dates and results of their operations on a consolidated basis for the period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein).

6.02    No Change.

Since December 31, 2010 (and after delivery of annual audited financial statements in accordance with Section 7.01(a), from the date of the most recently delivered annual audited financial statements) there has been no development or event which has had or would reasonably be expected to have a Material Adverse Effect.

6.03    Corporate Existence; Compliance with Law.

Each of the Credit Parties and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority and the legal right to own and operate all its material owned property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified to conduct business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.04    Corporate Power; Authorization; Enforceable Obligations.

Each Credit Party has all necessary corporate or organizational power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary limited liability company or corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by any Credit Party (other than those which have been obtained) or with the validity or enforceability of any Credit Document against any Credit Party. Each Credit Document to which it is a party has been duly executed and delivered on behalf of such Credit Party. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.05    No Legal Bar; No Default.

The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the proceeds of the Loans will not (a) violate any Requirement of Law or any Contractual Obligation of the Credit Parties or their Subsidiaries (except (x) those as to which waivers or consents have been obtained and/or (y) with respect to any violation of any such Contractual Obligation, to the extent that such violation would not reasonably be expected to have a Material Adverse Effect) and (b) will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or material Contractual Obligation. Neither any Credit Party nor any of their respective Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

6.06    No Material Litigation.

No litigation, investigation or proceeding (including without limitation, any environmental proceeding) of or before any arbitrator or Governmental Authority is pending or, to the knowledge of a Responsible Officer of any Credit Party, threatened by or against any Credit Party or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby, or (b) which would reasonably be expected to have a Material Adverse Effect.

6.07    Investment Company Act.

No Credit Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

6.08    Margin Regulations.

No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the FRB as now and from time to time hereafter in effect. The Credit Parties and their Subsidiaries taken as a group do not own “margin stock” except as identified in the financial statements referred to in Section 7.01 and the aggregate value of all “margin stock” owned by the Credit Parties and their Subsidiaries taken as a group does not exceed 25% of the value of their assets.

6.09    ERISA Compliance.

Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Internal Revenue Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which would reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, would reasonably be expected to have a Material Adverse Effect. No Credit Party nor any ERISA Affiliate is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which would reasonably be expected to have a Material Adverse Effect.

6.10    Purpose of Loans.

The proceeds of the Loans hereunder shall be used solely by each Borrower to provide liquidity for working capital, capital expenditures and other general corporate purposes.

6.11    Subsidiaries.

Set forth on Schedule 6.11 is a complete and accurate list as of the Closing Date of all Subsidiaries of each Credit Party. Information on the attached Schedule includes jurisdiction of incorporation and the percentage of outstanding shares of each class of stock owned by each Credit Party. None of the Subsidiaries constitutes a Material Domestic Subsidiary as of the Closing Date.

6.12    Ownership.

Each Credit Party and its Subsidiaries is the owner of, and has good and marketable title to, all of its respective assets, and none of such assets is subject to any Lien other than Permitted Liens.

6.13    Taxes.

Each Credit Party and its Subsidiaries has filed, or caused to be filed, all federal tax returns and all material state, local and foreign tax returns required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP (or Canadian GAAP in the case of the Canadian Borrower). No Credit Party nor any of its Subsidiaries is aware as of the Closing Date of any proposed tax assessments against it or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

6.14    Investments and Indebtedness.

All investments of each of the Credit Parties and their Subsidiaries are Permitted Investments. All Indebtedness of each of the Credit Parties and their Subsidiaries is permitted by Section 8.01.

6.15    No Burdensome Restrictions.

No Credit Party nor any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

6.16    Brokers’ Fees.

No Credit Party nor any of its Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents other than the closing and other fees payable pursuant to this Agreement.

6.17    Labor Matters.

There are no collective bargaining agreements or Multiemployer Plans covering the employees of any Credit Party or any of its Subsidiaries as of the Closing Date, other than as set forth in Schedule 6.17 hereto. (a) No Credit Party nor any of its Subsidiaries has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, other than as set forth in Schedule 6.17 hereto and (b) no Responsible Officer of any Credit Party has knowledge of any potential or pending strike, walkout or work stoppage which would be reasonably expected to have a Material Adverse Effect.

6.18    Accuracy and Completeness of Information.

All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of any Credit Party or any of its Subsidiaries to any Administrative Agent or any Lender for purposes of or in connection with this Agreement or any other Credit Document, or any transaction contemplated hereby or thereby, taken as a whole, is or will be true and accurate in all material respects and not incomplete by omitting to state any material fact necessary to make such information not misleading; provided, that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made and provided, further, that, for purposes of this representation, such information shall not include information of a general economic or industry nature. There is no fact now known to any Credit Party or any of its Subsidiaries which has, or would reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein, in the financial statements of such Credit Party and its Subsidiaries furnished to the Administrative Agents and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by such Credit Party to the Administrative Agents and/or the Lenders.

6.19    [Reserved].

6.20    Representations as to Canadian Borrower.

The Parent Borrower and the Canadian Borrower each represent and warrant to the Administrative Agents and the Lenders that:

(a)    The Canadian Borrower is a private company formed pursuant to the Companies Act of the Province of Nova Scotia, is not a Crown corporation of either the Government of Canada or any province of Canada and as such is subject to applicable Laws regulating commercial transactions including its obligations under this Agreement and the other Credit Documents to which it is a party (collectively, the “Canadian Borrower Documents”), and the execution, delivery and performance by the Canadian Borrower of the Canadian Borrower Documents do not constitute and will not constitute public or governmental acts. Neither the Canadian Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Laws of the jurisdiction in which the Canadian Borrower is organized and existing or operates in respect of its obligations under the Canadian Borrower Documents except as to usual limitations of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, including discretionary remedies (whether enforcement is sought by proceedings in equity or at law) and as may be imposed by the Currency Act (Canada), the Interest on Judgments Act (Nova Scotia) and the Reciprocal Enforcement of Judgments Act (Nova Scotia)) (or similar legislation in applicable provinces of Canada where property of the Canadian Borrower is or may be located).

(b)    The Canadian Borrower Documents are in proper legal form under the Laws of the jurisdiction in which the Canadian Borrower is organized and existing or operates for the enforcement in accordance with the terms thereof against the Canadian Borrower under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Canadian Borrower Documents except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, including discretionary remedies (whether enforcement is sought by proceedings in equity or at law). It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Canadian Borrower Documents that the Canadian Borrower Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which the Canadian Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Canadian Borrower Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Canadian Borrower Documents or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)    There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which the Canadian Borrower is organized and existing or operates either (i) on or by virtue of the execution or delivery of the Canadian Borrower Documents or (ii) on any payment to be made by the Canadian Borrower pursuant to the Canadian Borrower Documents, except as has been disclosed to the Administrative Agents.

(d)    The execution, delivery and performance of the Canadian Borrower Documents executed by the Canadian Borrower are, under applicable foreign exchange control regulations of the jurisdiction in which the Canadian Borrower is organized and existing or operates, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

6.21    Anti-Terrorism Laws.

(a)    No Credit Party, to the knowledge of any Responsible Officer of any Credit Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2.
(b)    Neither any Borrower, nor any of their respective Subsidiaries, nor, to the knowledge of any Responsible Officer of any Borrower or any Subsidiary, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is any Borrower or any Subsidiary located, organized or resident in a Designated Jurisdiction.

(c)    To the extent applicable, each Credit Party is in compliance, in all material respects, with (i) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001) and (ii) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “Terrorist Financing Act (Canada)”). No part of the proceeds of the Loans will be used, directly or, to the knowledge of a Responsible Officer of any Credit Party, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or the Canadian Corruption of Foreign Public Officials Act, as amended.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Credit Party shall and shall cause its respective Subsidiaries to:

7.01    Financial Statements.

Furnish to the Domestic Administrative Agent and each of the Lenders:

(a)    Annual Financial Statements. As soon as available, but in any event within one hundred and five (105) days after the end of each fiscal year of the Parent Borrower, a copy of the consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows of the Parent Borrower and its consolidated Subsidiaries for such year, audited by an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification; and

(b)    Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of the Parent Borrower, a company-prepared consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries as at the end of such period and related company-prepared statements of income and retained earnings and of cash flows for the Parent Borrower and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments and the absence of footnotes).

The financial statements furnished pursuant to Section 7.01(a) and (b) to be prepared in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein) and to present fairly in all material respects the financial condition of the Parent Borrower and its Subsidiaries on a consolidated basis as of such dates and the results of their operations on a consolidated basis for the period then ended and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section 1.03.

7.02    Certificates; Other Information.

Furnish to the Domestic Administrative Agent and each of the Lenders:

(a)    concurrently with the delivery of the financial statements referred to in Section 7.01(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default under Section 8.10 or, if any such Event of Default shall exist, stating the nature and status of such event);

(b)    concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Parent Borrower;

(c)    as soon as available but not later than forty-five (45) days following the end of each fiscal year of the Parent Borrower, a consolidated budget of the Parent Borrower and its Subsidiaries for the next fiscal year containing, among other things, pro forma financial statements for each quarter of the next fiscal year;

(d)    within thirty (30) days after the same are sent, copies of all reports (other than those otherwise provided pursuant to Section 7.01 and those which are of a promotional nature) and other financial information which any Credit Party sends to its stockholders, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports which any Credit Party may make to, or file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

(e)    promptly upon receipt thereof, a copy of any other report or “management letter” submitted by independent accountants to any Credit Party or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person; and

(f)    promptly, such additional financial and other information as the Domestic Administrative Agent, on behalf of any Lender, may from time to time reasonably request.

Documents required to be delivered pursuant to Section 7.01(a), 7.01(b) or 7.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Borrower posts such documents, or provides a link thereto on the Parent Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Parent Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender, each L/C Issuer and each Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agents); provided, that, with respect to documents required to be delivered pursuant to Section 7.01(a) or (b), (i) the Parent Borrower shall deliver paper copies of such documents to any Administrative Agent, any L/C Issuer or any Lender upon its request to the Parent Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the applicable Administrative Agent, applicable L/C Issuer or applicable Lender and (ii) the Parent Borrower shall notify the Administrative Agents, the L/C Issuers and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Domestic Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Neither Administrative Agent shall have any obligation to request the delivery of or maintain paper copies of the documents referred to above and in any event shall have no responsibility to monitor compliance by the Parent Borrower with any such request for delivery by a Lender, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Parent Borrower hereby acknowledges that (a) the Administrative Agents and/or MLPFS will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Parent Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agents, MLPFS, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agents and MLPFS shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Borrowers shall be under no Obligation to mark any Borrower Materials “PUBLIC”.

7.03    Payment of Obligations.

Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods) all its material obligations (including Federal, State, local and any other taxes) of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP (or, with respect to the Canadian Borrower, Canadian GAAP) with respect thereto have been provided on the books of the Credit Parties or their Subsidiaries, as the case may be.

7.04    Conduct of Business and Maintenance of Existence.

Continue to engage in business of the same general type as now conducted by it on the Closing Date and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, it is understood and agreed that the Credit Parties may dissolve Subsidiaries to the extent permitted by and in accordance with the terms of Section 8.04(a)(v) and (vi).

7.05    Maintenance of Property; Insurance.

(a)    Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear, damage by casualty and obsolescence excepted); and

(b)    Maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (including, without limitation, hazard and gross earnings coverage); and furnish to the Domestic Administrative Agent, upon written request, full information as to the insurance carried; provided, however, that the Credit Parties and their Subsidiaries may maintain self insurance plans to the extent companies of similar size and in similar businesses do so.

7.06    Inspection of Property; Books and Records; Discussions.

Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP (or Canadian GAAP, as applicable) and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by an Administrative Agent or any Lender (such notice not to be required during the occurrence and continuance of an Event of Default), an Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Credit Parties may not disclose without violation of a confidentiality obligation binding upon it) at any reasonable time and as often as may reasonably be desired and all at the expense of the Borrowers, and to discuss the business, operations, properties and financial and other condition of the Credit Parties and their Subsidiaries with directors and officers of the Credit Parties and their Subsidiaries and with its independent certified public accountants; provided, however, excluding any such visits and inspections during the continuation of an Event of Default, only the Domestic Administrative Agent on behalf of the Lenders may conduct such visits and inspections and the Domestic Administrative Agent shall not exercise such rights more than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Borrowers’ expense and provided, further, that, when an Event of Default exists, any Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

7.07    Notices.

Give notice in writing to the Administrative Agents (which shall promptly transmit such notice to each Lender) of:

(a)    within five Business Days after any Credit Party knows or has reason to know thereof, the occurrence of any Default or Event of Default;

(b)    promptly, any default or event of default under any Contractual Obligation of any Credit Party or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect;

(c)    promptly, any litigation, or any investigation or proceeding known to any Credit Party, affecting such Credit Party or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect;

(d)    as soon as possible and in any event within thirty (30) days after any Credit Party knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Parent Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

(e)    promptly, any other development or event which would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the applicable Credit Party setting forth details of the occurrence referred to therein and stating what action such Credit Party proposes to take with respect thereto. In the case of any notice of a Default or Event of Default, the applicable Credit Party shall specify that such notice is a Default or Event of Default notice on the face thereof.

7.08    Compliance with Law.

Comply, and cause each of its Subsidiaries to, comply, with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities (including without limitation, environmental laws), applicable to them and their respective Property if noncompliance with any such law, rule, regulation, order or restriction would reasonably be expected to have a Material Adverse Effect.

7.09    Additional Subsidiary Guarantors.

(a)    The Parent Borrower will cause any and all of its direct and indirect Material Domestic Subsidiaries, whether newly formed, after acquired or otherwise existing, to promptly become a Subsidiary Guarantor hereunder by way of execution of a Joinder Agreement. Furthermore, within thirty (30) days after a Domestic Subsidiary becomes a Material Domestic Subsidiary, as determined by the financial statements delivered to the Domestic Administrative Agent pursuant to Section 7.01(a) and/or (b), the Parent Borrower will cause such Domestic Subsidiary to become a Guarantor hereunder by way of execution of a Joinder Agreement. In connection with the foregoing, the Parent Borrower shall deliver to the Domestic Administrative Agent such charter and organizational documents and opinions of in-house counsel as the Domestic Administrative Agent may reasonably request.

(b)    If at any time any Subsidiary that is not required to be a Subsidiary Guarantor hereunder provides a guarantee of the Parent Borrower’s obligations under any indentures or other documents evidencing senior notes in an aggregate principal amount in excess of $25,000,000, the Parent Borrower will then promptly cause such Subsidiary to become a Subsidiary Guarantor hereunder by way of execution of a Joinder Agreement. In connection with the foregoing, the Parent Borrower shall deliver to the Domestic Administrative Agent such charter and organizational documents and opinions of in-house counsel as the Domestic Administrative Agent may reasonably request.

(c)    If, at the end of a fiscal quarter, the aggregate net revenues attributable to Domestic Subsidiaries that are not Credit Parties (other than the aggregate net revenues of Graybar Services, Inc. and Graybar Financial Services, Inc. and their respective Subsidiaries) exceeds 10% of the aggregate net revenues of the Parent Borrower and its Subsidiaries for the last twelve month period ended as of the end of such fiscal quarter, the Parent Borrower shall cause Domestic Subsidiaries that are not Credit Parties to become

Guarantors by executing and delivering to the Domestic Administrative Agent a Joinder Agreement as and to the extent required so that the aggregate net revenues attributable to Domestic Subsidiaries that are not Credit Parties (other than the aggregate net revenues of Graybar Services, Inc. and Graybar Financial Services, Inc. and their respective Subsidiaries) no longer exceeds 10% of the aggregate net revenues of the Parent Borrower and its Subsidiaries for the last twelve month period ended as of the end of such fiscal quarter. In connection with the foregoing, the Parent Borrower shall deliver to the Domestic Administrative Agent such charter and organizational documents and opinions of in-house counsel as the Domestic Administrative Agent may reasonably request.

7.10    Use of Proceeds.

Use the proceeds of the Credit Extensions (a) to finance working capital and capital expenditures and (b) for other general corporate purposes, provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Requirement of Law or of any Credit Document.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Credit Party shall, nor shall it permit any of its respective Subsidiaries to, directly or indirectly:

8.01    Indebtedness.

Incur, create, assume or permit to exist any Indebtedness or liability on account of borrowed money, represented by any notes, bonds, debentures or similar obligations, or on account of the deferred purchase price of any property, or any other deposits, advance or progress payments under contracts, except:

(a)    Indebtedness arising or existing under this Agreement and the other Credit Documents;

(b)    Indebtedness of the Credit Parties and their Subsidiaries existing as of the Closing Date (and set forth in Schedule 8.01 hereto) and renewals, refinancings and extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

(c)    obligations (contingent or otherwise) of the Parent Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non‑defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(d)    Indebtedness of the Credit Parties and their Subsidiaries incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(e)    Indebtedness secured by Liens to the extent permitted under subsection (m) of the definition of “Permitted Liens”; or

(f)    other unsecured Indebtedness of the Credit Parties and their Subsidiaries; provided that such Indebtedness is not senior in right of payment to the payment of the Indebtedness arising or existing under this Agreement and the other Credit Documents.

8.02    Liens.

Contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

8.03    Nature of Business.

Alter the character of their business in any material respect from that conducted as of the Closing Date or any businesses reasonably related, complementary or incidental thereto.

8.04    Consolidation, Merger, Sale or Purchase of Assets, etc.

(a)    Dissolve, liquidate or wind up their affairs or enter into any transaction of merger, amalgamation or consolidation; provided, however that (i) the Parent Borrower may merge, amalgamate or consolidate with any of its respective Subsidiaries (other than the Canadian Borrower) provided that the Parent Borrower shall be the continuing or surviving corporation, (ii) the Canadian Borrower may merge, amalgamate or consolidate with any of its respective Subsidiaries provided that the Canadian Borrower shall be the continuing or surviving corporation, (iii) any Subsidiary Guarantor may merge or consolidate with any other Subsidiary Guarantor, (iv) any Subsidiary that is not a Credit Party may merge, amalgamate or consolidate with any Credit Party so long as the Credit Party shall be the continuing or surviving corporation, (v) any Domestic Subsidiary that is not a Credit Party may be merged with or into any other Domestic Subsidiary that is not a Credit Party, (vi) any Foreign Subsidiary that is not a Credit Party may be merged with or into or amalgamated with any other Foreign Subsidiary that is not a Credit Party, (vii) any Credit Party or any Subsidiary of any Credit Party may merge or amalgamate with any other Person in connection with a Permitted Acquisition if such Credit Party or such Subsidiary, as applicable, shall be the continuing or surviving corporation, (viii) any one or more of Graybar Services, Inc. and Graybar Financial Services, Inc. may be dissolved so long as all of the assets of the Person being dissolved have been transferred to a Domestic Credit Party prior to or concurrently with such dissolution and (ix) any Subsidiary that is not a

Credit Party may be dissolved so long as (x) all of the assets of such Subsidiary have been transferred to a Domestic Credit Party prior to or concurrently with such dissolution and (y) the aggregate total net revenues (determined on a consolidated basis in accordance with GAAP) of all Subsidiaries dissolved pursuant to this Section 8.04(a) (other than Graybar Services, Inc. and Graybar Financial Services, Inc.) does not exceed 5% of the aggregate total net revenues (determined in accordance with GAAP) of the Parent Borrower and its Subsidiaries.

(b)    Make any Asset Dispositions (including, without limitation, any Sale Leaseback Transaction) other than (i) the sale of inventory in the ordinary course of business for fair consideration, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of any Credit Party’s or any such Subsidiary’s business, (iii) the sale or disposition of Securitization Receivables in connection with a Securitization Transaction, or (iv) such other Asset Dispositions, provided that (A) the consideration for such assets disposed of represents the fair market value of such assets at the time of such Asset Disposition; and (B) the cumulative net book value of all Asset Dispositions by any Credit Party and any of its Subsidiaries during any single fiscal year shall not exceed 15% of the Consolidated Total Assets determined as of the end of the most recently completed fiscal year.

(c)    Acquire all or substantially all of the assets or business or the majority of Voting Stock of any Person except in connection with a Permitted Acquisition.

8.05    Advances, Investments and Loans.

Lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or otherwise make an investment in, any Person except for Permitted Investments and transactions expressly permitted by Section 8.06 or Section 8.09.

8.06    Issuance of Equity Securities.

Issue, sell, transfer, pledge or otherwise dispose of any shares of Capital Stock or other equity or ownership interests (“Equity Interests”) in any Subsidiary, except (a) in connection with the sale of all of the Capital Stock of a Subsidiary pursuant to a transaction permitted by Section 8.04(b), (b) the issuance, sale or transfer of Equity Interests by a Subsidiary (the “Issuing Subsidiary”) to a Credit Party or a Subsidiary of a Credit Party that owns such Issuing Subsidiary, (c) as needed to qualify directors under applicable law and (d) in the case of Graybar Electric Canada Limited, a Nova Scotia corporation, or any Subsidiary thereof, the issuance of any Equity Interests of Graybar Electric Canada Limited or any Subsidiary thereof to employees thereof pursuant to an employee stock purchase plan.

8.07    Transactions with Affiliates; Modification of Documentation.

(a)     Except as permitted in subsection (e) of the definition of Permitted Investments, enter into or permit to exist any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than (i) customary fees and expenses paid to directors, (ii) where such transactions are on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate, (iii) transactions relating to a Securitization Transaction, (iv) intercompany transactions among the Credit Parties (other than the Canadian Borrower) and (v) intercompany transactions among Subsidiaries that are not Credit Parties to the extent not prohibited by Section 8.01, Section 8.04, Section 8.05 or Section 8.09.

(b)    Permit any Credit Party or any Subsidiary, if any Default or Event of Default has occurred and is continuing, or would directly result therefrom after the issuance thereof, to amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof.

8.08    Fiscal Year; Organizational Documents.

Change its fiscal year or amend, modify or change its certificate of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in any manner materially adverse to the Lenders without the prior written consent of the Required Lenders.

8.09    Restricted Payments.

Directly or indirectly

(a)    pay or declare any dividend, either in cash or property, on any shares of any class of its Capital Stock (other than dividends payable solely in shares of the same class of Capital Stock) or make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its Capital Stock, except that (x) each Subsidiary may declare and pay dividends to any Credit Party (it being understood and agreed that any such dividends will not be counted in determining compliance with the basket set forth in the final paragraph of this Section), (y) each Subsidiary may declare and pay dividends to any Wholly-Owned Subsidiary so long as 100% of the proceeds of such dividend are contemporaneously in turn paid as a dividend to a Credit Party (it being understood and agreed that any such dividends will not be counted in determining compliance with the basket set forth in the final paragraph of this Section) and (z) each Subsidiary may declare and pay dividends to any other Subsidiary to the extent that the proceeds of any such dividend are in turn contemporaneously paid as a dividend to a Credit Party (it being understood and agreed that any such dividends will only be counted in determining compliance with the basket set forth in the final paragraph of this Section to the extent any portion of any such dividend is not paid contemporaneously to a Credit Party); or

(b)    redeem, purchase or otherwise acquire, directly or indirectly, any shares of its Capital Stock of any class or any warrants, rights or options to purchase or acquire any shares of its Capital Stock of any class (other than any purchase or redemption of shares of the Capital Stock of Graybar Electric Canada Limited, a Nova Scotia corporation, made by any of Graybar Electric Limited, Graybar Electric Canada Limited or any Subsidiary thereof (including the Canadian Borrower) from employees pursuant to an employee stock purchase plan (each such purchase or redemption of shares of the Capital Stock of Graybar Electric Canada Limited being a “Canadian Employee Stock Redemption”, it being understood and agreed that the amount of any Canadian Employee Stock Redemption will not be counted in determining compliance with the basket set forth in the final paragraph of this Section));

(c)    other than as set forth on Schedule 8.09, make any optional prepayment, redemption, defeaseance or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of any Consolidated Funded Indebtedness (other than the Loans) (all of the foregoing in clauses (a) through (c) being herein called “Restricted Payments”), unless (i) the aggregate amount of all Restricted Payments made during the period from and after the Closing Date to and including the date of the making of the Restricted Payment in question would not exceed the sum of (x) $140,000,000 plus (y) 50% of cumulative Consolidated Net Income for such period (or less 100% of cumulative Consolidated Net Income incurred for such period if such Consolidated Net Income for such period is a deficit figure) plus (z) the aggregate Net Cash Proceeds of the issuance or sale of the Parent Borrower’s Capital Stock during such period and (ii) no Default or Event of Default shall have occurred or would occur as a result of such Restricted Payment. However, so long as no Event of Default shall have occurred and be continuing nothing herein shall restrict the Parent Borrower’s ability to (i) repurchase Capital Stock of the Parent Borrower in an aggregate amount of up to $20,000,000 in any twelve (12) month period and such repurchases of less than $20,000,000 shall not constitute Restricted Payments and (ii) make payments or optional prepayments with respect to synthetic leases.

8.10    Financial Covenants.

(a)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Parent Borrower to be greater than 4.0 to 1.0.

(b)    Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Parent Borrower to be less than 2.5 to 1.0.

8.11    Limitation on Securitization Transactions.

Permit the aggregate outstanding amount owed by the Parent Borrower and its Subsidiaries under Securitization Transactions and/or any factoring arrangements at any time to exceed 30% of the Consolidated Total Assets determined as of the end of the most recently completed fiscal year.

8.12    Sanctions.

Directly or, to the knowledge of a Responsible Officer of any Credit Party, indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions.

8.13    Anti-Corruption Laws.

Directly or, to the knowledge of a Responsible Officer of any Credit Party, indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, as amended, or the Canadian Corruption of Foreign Public Officials Act, as amended.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01    Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a)    Any Borrower or any other Credit Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder or other amount payable hereunder or under any other Credit Document; or

(b)    Any representation or warranty made or deemed made herein or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

(c)    (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Section 7.07(a) or Article VIII hereof; or (ii) any Credit Party shall fail to comply with any other covenant, contained in this Agreement or the other Credit Documents or any other agreement, document or instrument among such Credit Party, the Administrative Agents and the Lenders or executed by such Credit Party in favor of the Administrative Agents or the Lenders (other than as described in Sections 9.01(a) or (c)(i) above), and in the event such breach or failure to comply is capable of cure, is not cured within thirty (30) days of its occurrence; or

(d)    Any Credit Party or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Obligations) in a principal amount outstanding of at least $25,000,000 in the aggregate for the Credit Parties and any of their Subsidiaries beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Obligations) in a principal amount outstanding of at least $25,000,000 in the aggregate for the Credit Parties and their Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

(e)    (i) Any Credit Party or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, monitor, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Credit Party or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Credit Party or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Credit Party or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Credit Party or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(f)    One or more judgments or decrees shall be entered against any Credit Party or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $25,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 10 days from the entry thereof; or

(g)    (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of the Parent Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a Trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Credit Party, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would have a Material Adverse Effect; or

(h)    Either (i) after the Closing Date, any Person or two or more Persons acting in concert acquires “beneficial ownership,” directly or indirectly, of, or acquires by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Parent Borrower (or other securities convertible into such Voting Stock) representing 25% or more of the combined voting power of all Voting Stock of the Parent Borrower, or (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent Borrower (together with any new director whose election by the Parent Borrower’s Board of Directors or whose nomination for election by the Parent Borrower’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason, other than retirement, to constitute a majority of the directors of the Parent Borrower then in office. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934; or

(i)    Any Credit Document shall fail to be in full force and effect or to give the Administrative Agents and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive).

9.02    Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agents shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)    declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

(c)    require that the Parent Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Credit Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States or any other Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Parent Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of any Administrative Agent or any Lender.

9.03    Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (it being understood and agreed that no amounts received from the Canadian Borrower shall be applied to Domestic Obligations):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the any Administrative Agents and amounts payable under Article III) payable to any Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between any Credit Party and a Swap Bank, to the extent such Swap Contract is permitted hereunder, ratably among the Lenders, Swap Banks (in the case of Swap Contracts) and the L/C Issuers in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Credit Party and any Swap Bank, to the extent such Swap Contract is permitted hereunder, (c) payments of amounts due under any Treasury Management Agreement between any Credit Party and any Treasury Management Bank and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations owed by such Credit Party have been indefeasibly paid in full, to such Credit Party or as otherwise required by any Requirement of Law.

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE X

ADMINISTRATIVE AGENT

10.01    Appointment and Authority.

Each of the Lenders and the L/C Issuers hereby irrevocably appoint Bank of America to act on its behalf as Domestic Administrative Agent hereunder and under the other Credit Documents and authorizes the Domestic Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Domestic Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders and the L/C Issuers hereby irrevocably appoint Bank of America, N.A., acting through its Canada branch, to act on its behalf as Canadian Administrative Agent hereunder and under the other Credit Documents and authorizes the Canadian Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Canadian Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agents, the Lenders and the L/C Issuers, and neither the Borrowers nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

10.02    Rights as a Lender.

The Person serving as the Domestic Administrative Agent or the Canadian Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Domestic Administrative Agent or the Canadian Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Domestic Administrative Agent or the Canadian Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Credit Party or any Subsidiary or other Affiliate thereof as if such Person were not the Domestic Administrative Agent or the Canadian Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03    Exculpatory Provisions.

Neither Administrative Agent shall have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, neither Administrative Agent:

(a)    shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)    shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that such Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that neither Administrative Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Administrative Agent to liability or that is contrary to any Credit Document or applicable law; and

(c)    shall, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as an Administrative Agent or any of its Affiliates in any capacity.

Neither Administrative Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. Neither Administrative Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Administrative Agent by a Borrower, a Lender or an L/C Issuer.

Neither Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Administrative Agent.

10.04    Reliance by Administrative Agent.

Each Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, each Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless such Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each Administrative Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05    Delegation of Duties.

Each Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub‑agents appointed by such Administrative Agent. Each Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Administrative

Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.06    Resignation of Administrative Agent.

Each Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Parent Borrower (such consent not to be unreasonably held or delayed and provided that such consent shall not be required if Default or Event of Default shall have occurred and be continuing at such time), to appoint a successor, which, in the case of a successor Domestic Administrative Agent, shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States or, in the case of a successor Canadian Administrative Agent, shall be a bank with an office in Canada, or an Affiliate of any such bank with an office in Canada. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Domestic Administrative Agent and/or Canadian Administrative Agent, as applicable, meeting the qualifications set forth above; provided that if the applicable Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (2) all payments, communications and determinations provided to be made by, to or through such Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Domestic Administrative Agent and/or Canadian Administrative Agent, as applicable, as provided for above in this Section. Upon the acceptance of a successor’s appointment as Domestic Administrative Agent and/or Canadian Administrative Agent, as applicable hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Domestic Administrative Agent and/or Canadian Administrative Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Domestic Administrative Agent pursuant to this Section shall also constitute its resignation as Canadian Administrative Agent, Domestic L/C Issuer and Domestic Swing Line Lender. Upon the acceptance of a successor’s appointment as Domestic Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Canadian Administrative Agent, Domestic L/C Issuer and Domestic Swing Line Lender, (b) the retiring Canadian Administrative Agent, Domestic L/C Issuer and Domestic Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Domestic L/C Issuer shall issue letters of credit in substitution for the Domestic Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Domestic L/C Issuer to effectively assume the obligations of the retiring Domestic L/C Issuer with respect to such Domestic Letters of Credit.

Any resignation by Bank of America, N.A., acting through its Canada branch, as Canadian Administrative Agent pursuant to this Section shall also constitute its resignation as Canadian Swing Line Lender and Canadian L/C Issuer. Upon the acceptance of a successor’s appointment as Canadian Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Canadian Swing Line Lender and Canadian L/C Issuer, (b) the retiring Canadian Swing Line Lender shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents and (c) the successor Canadian L/C Issuer shall issue letters of credit in substitution for the Canadian Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Canadian L/C Issuer to effectively assume the obligations of the retiring Canadian L/C Issuer with respect to such Canadian Letters of Credit.

10.07    Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon any Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon any Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

10.08    No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as an Administrative Agent, a Lender or an L/C Issuer hereunder.

10.09    Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agents (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agents shall have made any demand on a Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid by such Credit Party in respect of the Loans, L/C Obligations and all other Obligations (other than obligations under Swap Contracts and Treasury Management Agreements to which the applicable Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C

Issuers and the Administrative Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agents and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agents under Sections 2.03(h) and (i), 2.09 and 11.04) against such Credit Party allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the applicable Administrative Agent and, in the event that an Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to such Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due such Administrative Agent under Sections 2.10 and 11.04.

Nothing contained herein shall be deemed to authorize any Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize any Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.10    Guaranty Matters.

The Lenders and the L/C Issuers irrevocably authorize each Administrative Agent, at its option and in its discretion, to release any Subsidiary Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by an Administrative Agent at any time, the Required Lenders will confirm in writing such Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.

ARTICLE XI

MISCELLANEOUS

11.01    Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent to any departure by the Borrowers or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Credit Party, as the case may be, and acknowledged by the Administrative Agents, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that

(a)    no such amendment, waiver or consent shall:

(i)    extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii)    postpone any date fixed by this Agreement or any other Credit Document for any payment of principal (excluding mandatory prepayments), interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Credit Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

(iii)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Credit Document without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(iv)    change Section 2.13 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(v)    change any provision of this Section 11.01(a) or the definition of “Required Lenders” without the written consent of each Lender directly affected thereby; or

(vi)    release any Borrower or, except in connection with a merger, amalgamation or consolidation permitted under Section 8.04(a) or an Asset Disposition permitted under Section 8.04(b), all or substantially all of the Subsidiary Guarantors without the written consent of each Lender directly affected thereby, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agents acting together);

(b)    unless also signed by the applicable L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

(c)    unless also signed by the applicable Swing Line Lender, no amendment, waiver or consent shall affect the rights or duties of such Swing Line Lender under this Agreement; and

(d)     unless also signed by the applicable Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of such Administrative Agent under this Agreement or any other Credit Document;

provided, however, that notwithstanding anything to the contrary herein, (i) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (iii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (iv) the Required Lenders shall determine whether or not to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

11.02    Notices and Other Communications; Facsimile Copies.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)    if to the Borrowers or any other Credit Party, the Administrative Agents, the L/C Issuers or the Swing Line Lenders, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02, with a copy to the Parent Borrower in the case of any such notice to the Canadian Borrower; and

(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the applicable Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the applicable Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Each Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless each Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of a Borrower’s or an Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)    Change of Address, Etc. Each of the Borrowers, the Administrative Agents, the L/C Issuers and the Swing Line Lenders may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agents, the L/C Issuers and the Swing Line Lenders. In addition, each Lender agrees to notify the Administrative Agents from time to time to ensure that the Administrative Agents have on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Requirements of Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities laws.

(e)    Reliance by Administrative Agents, L/C Issuers and Lenders. Each Administrative Agent, each L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Credit Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Credit Parties shall indemnify each Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Credit Party. All telephonic notices to and other telephonic communications with each Administrative Agent may be recorded by such Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03    No Waiver; Cumulative Remedies.

No failure by any Lender, any L/C Issuer or any Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.04    Expenses; Indemnity; and Damage Waiver.

(a)    Costs and Expenses. The Parent Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agents and their Affiliates (including the reasonable fees, charges and disbursements of counsel for each Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out‑of‑pocket expenses incurred by each L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out‑of‑pocket expenses actually and reasonably incurred by each Administrative Agent, each Lender and each L/C Issuer (including the fees, charges and disbursements of any counsel for such Administrative Agent, such Lender or such L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of each Administrative Agent, each Lender and each L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)    Indemnification by the Credit Parties. The Parent Borrower shall indemnify the Administrative Agents (and any sub-agent thereof), each Joint Lead Arranger, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agents (and any sub-agent thereof) and their respective Related Parties only, the administration of this Agreement and the other Credit Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Credit Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Credit Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that (A) such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted (x) from the gross negligence or willful misconduct of such Indemnitee or (y) from a breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document and/or (B) such indemnity shall not, solely as to any Indemnitee acting solely in its capacity as Lender or L/C Issuer hereunder, be available to the extent such losses, claims, damages, liabilities or related expenses relate to relationships between or among each of, or any of, the Lenders or the L/C Issuer.

(c)    Reimbursement by Lenders. To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to any Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for such Administrative Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for any direct and actual damages resulting from the gross negligence or willful misconduct of such Indemnitee.

(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)    Survival. The agreements in this Section shall survive the resignation of the Domestic Administrative Agent, the Canadian Administrative Agent and each L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05    Payments Set Aside.

To the extent that any payment by or on behalf of any Credit Party is made to any Administrative Agent, any L/C Issuer or any Lender, or any Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the applicable Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by such Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06    Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that neither Borrower may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agents and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agents, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)     Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agents or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agents and, so long as no Event of Default has occurred and is continuing, the Parent Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)    the consent of the Parent Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B)    the consent of the Administrative Agents (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment in respect of the Commitment subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C)    the consent of the L/C Issuers (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)    the consent of the Swing Line Lenders (such consent not to unreasonably withheld or delayed) shall be required for any assignment.

(iii)     Assignment and Assumption. The parties to each assignment shall execute and deliver to the Domestic Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Domestic Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Domestic Administrative Agent an Administrative Questionnaire.

(iv)    No Assignment to Certain Persons. No such assignment shall be made (A) to a Borrower or any of the Borrowers’ Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural person.

(v)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the applicable Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agents, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the applicable Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Requirements of Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Domestic Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)    Register. The Domestic Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Domestic Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and the Borrowers, the Domestic Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Domestic Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agents, sell participations to any Person (other than a natural person, a Defaulting Lender or a Borrower or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agents, the other Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vi) of the Section 11.01(a) that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e)    Limitation on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)    Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, (i) Bank of America may, (A) upon thirty days’ notice to the Borrowers and the Lenders, resign as Domestic L/C Issuer and/or (B) upon thirty days’ notice to the Borrowers, resign as Domestic Swing Line Lender and (ii) Bank of America, acting through its Canada branch, may (A) upon thirty days’ notice to the Borrowers, resign as Canadian L/C Issuer and/or (B) upon thirty days’ notice to the Borrowers, resign as Canadian Swing Line Lender. In the event of any such resignation as Domestic L/C Issuer, Domestic Swing Line Lender, Canadian L/C Issuer or Canadian Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor Domestic L/C Issuer, Domestic Swing Line Lender, Canadian L/C Issuer or Canadian Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as Domestic L/C Issuer or Domestic Swing Line Lender or Bank of America, acting through its Canada branch, as Canadian L/C Issuer or Canadian Swing Line Lender, as the case may be. If Bank of America resigns as Domestic L/

C Issuer, it shall retain all the rights, powers, privileges and duties of the Domestic L/C Issuer hereunder with respect to all Domestic Letters of Credit outstanding as of the effective date of its resignation as Domestic L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America, acting through its Canada branch, resigns as Canadian L/C Issuer, it shall retain all the rights, powers, privileges and duties of the Canadian L/C Issuer hereunder with respect to all Canadian Letters of Credit outstanding as of the effective date of its resignation as Canadian L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Domestic Swing Line Lender or Bank of America, acting through its Canada branch, resigns as Canadian Swing Line Lender, each shall retain all the rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor Domestic L/C Issuer, Domestic Swing Line Lender, Canadian L/C Issuer and/or Canadian Swing Line Lender (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Domestic L/C Issuer, Domestic Swing Line Lender, Canadian L/C Issuer and/or Canadian Swing Line Lender as the case may be, (2) the successor Domestic L/C Issuer shall issue letters of credit in substitution for the Domestic Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Domestic Letters of Credit and (3) the successor Canadian L/C Issuer shall issue letters of credit in substitution for the Canadian Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America, acting through its Canada branch, to effectively assume the obligations of Bank of America, acting through its Canada branch, with respect to such Canadian Letters of Credit

11.07    Treatment of Certain Information; Confidentiality.

Each of the Administrative Agents, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives who have a need to know and to any direct or indirect contractual counterparty (or such contractual counterparty’s professional advisor) under any Swap Contract relating to Loans outstanding under this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Credit Party and its obligations, (g) with the consent of the Parent Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than (i) a Borrower or (ii) another source that owes a duty of confidentiality to a Borrower, which duty is known to such Administrative Agent, Lender, L/C Issuer or Affiliate.

For purposes of this Section, “Information” means all information received from a Credit Party or any Subsidiary relating to the Credit Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to any Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis from a source other than one which owes a duty of confidentiality to a Borrower, which duty is known to such Administrative Agent, Lender, or L/C Issuer prior to disclosure by such Credit Party or any Subsidiary, provided that, in the case of information received from a Credit Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential and provided further that any copies of Information (other than copies required to be retained by Law or that exist only as part of regularly generated electronic backup data, the destruction of which is not reasonably practicable) shall be returned to the Parent Borrower or certified destroyed, in each case at the Parent Borrower’s reasonable request. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agents, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Parent Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Requirements of Law, including Federal and state securities Laws.

11.08    Set-off.

If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Domestic Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the any Borrower or any other Credit Party against any and all of the obligations of such Borrower or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender or such L/C Issuer (it being understood and agreed that the right of set off granted hereunder with respect to the Canadian Borrower may be exercised only up to the aggregate amount of the Canadian Obligations), irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrowers or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Domestic Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agents and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agents a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrowers and the Administrative Agents promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09    Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Requirements of Law (the “Maximum Rate”). If any Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by an Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Requirements of Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10    Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by each Administrative Agent and when the Domestic Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11    Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Administrative Agent and each Lender, regardless of any investigation made by any Administrative Agent or any Lender or on their behalf and notwithstanding that any Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12    Severability.

If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by any Administrative Agent, any L/C Issuer or any Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13    Replacement of Lenders.

If (i) any Lender requests compensation under Section 3.04, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or (iii) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Credit Document that has been approved by the Required Lenders as provided in Section 11.01 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable), or (iv) any Lender is a Defaulting Lender, then the Parent Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agents, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)    the Parent Borrower shall have paid to the Domestic Administrative Agent the assignment fee specified in Section 11.06(b);

(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);

(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)    such assignment does not conflict with applicable Laws; and

(e)    in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Credit Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent Borrower to require such assignment and delegation cease to apply.

11.14    Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)    SUBMISSION TO JURISDICTION. THE BORROWERS AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST THE BORROWERS OR ANY OTHER CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. THE BORROWERS AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15    Waiver of Right to Trial by Jury.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16    USA PATRIOT Act and the Terrorist Financing Act (Canada) Notice.

Each Lender that is subject to the Act (as hereinafter defined) and the Terrorist Financing Act (Canada) and each Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Terrorist Financing Act (Canada), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or such Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act and the Terrorist Financing Act (Canada).

11.17    No Advisory or Fiduciary Relationship.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrowers acknowledge and agree, and acknowledge their Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agents and the Joint Lead Arrangers are arm’s-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the Administrative Agents and the Joint Lead Arrangers, on the other hand, (B) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) each Administrative Agent and each Joint Lead Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their Affiliates, or any other Person and (B) neither any Administrative Agent nor any Joint Lead Arranger has any obligation to the Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other

Credit Documents; and (iii) the Administrative Agents and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and neither any Administrative Agent nor any Joint Lead Arranger has any obligation to disclose any of such interests to the Borrowers or their Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agents and the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.18    Limitation on Obligations of Canadian Borrower.

Notwithstanding anything set forth in this Agreement or any other Credit Document to the contrary, the Canadian Borrower shall at no time be liable, directly or indirectly, for any portion of the Obligations other than the Canadian Obligations.

11.19    Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the applicable Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agents or the Lenders hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the applicable Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the applicable Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the applicable Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the applicable Administrative Agent in such currency, such Administrative Agent agrees to promptly return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

[SIGNATURE PAGES FOLLOW]

Schedule 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Revolving Commitment	Applicable Percentage
Bank of America, N.A.	$77,000,000.00	14.000000000%
JPMorgan Chase Bank, N.A.	$62,000,000.00	11.272727270%
PNC Bank, National Association[1]	$62,000,000.00	11.272727270%
SunTrust Bank	$62,000,000.00	11.272727270%
U.S. Bank National Association	$62,000,000.00	11.272727270%
Bank of Montreal	$40,000,000.00	7.272727272%
Fifth Third Bank, an Ohio Banking Corporation	$40,000,000.00	7.272727272%
Commerce Bank	$40,000,000.00	7.272727272%
Regions Bank	$40,000,000.00	7.272727272%
Wells Fargo Bank, National Association	$40,000,000.00	7.272727272%
Comerica Bank	$25,000,000.00	4.545454545%
Total	$550,000,000.00	100.000000000%

1PNC Bank Canada Branch shall make Revolving Loans to the Canadian Borrower.

Exhibit 3.01-A

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement dated as of September 28, 2011 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among Graybar Electric Company, Inc., a New York corporation (the “Parent Borrower”), Graybar Canada Limited, a company duly formed by amalgamation under the Companies Act of the Province of Nova Scotia (the “Canadian Borrower”; together with the Parent Borrower, the “Borrowers”), the Subsidiary Guarantors (together with the Parent Borrower, the “Guarantors”), the Lenders from time to time party thereto, Bank of America, N.A., as Domestic Administrative Agent, Domestic Swing Line Lender and Domestic L/C Issuer and Bank of America, N.A., acting through its Canada branch, as Canadian Administrative Agent, Canadian Swing Line Lender and Canadian L/C Issuer.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of a Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Administrative Agents and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agents, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agents with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date:____________________ __, 20__

Exhibit 3.01-B

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement dated as of September 28, 2011 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among Graybar Electric Company, Inc., a New York corporation (the “Parent Borrower”), Graybar Canada Limited, a company duly formed by amalgamation under the Companies Act of the Province of Nova Scotia (the “Canadian Borrower”; together with the Parent Borrower, the “Borrowers”), the Subsidiary Guarantors (together with the Parent Borrower, the “Guarantors”), the Lenders from time to time party thereto, Bank of America, N.A., as Domestic Administrative Agent, Domestic Swing Line Lender and Domestic L/C Issuer and Bank of America, N.A., acting through its Canada branch, as Canadian Administrative Agent, Canadian Swing Line Lender and Canadian L/C Issuer.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of a Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:____________________ __, 20__

Exhibit 3.01-C

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement dated as of September 28, 2011 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among Graybar Electric Company, Inc., a New York corporation (the “Parent Borrower”), Graybar Canada Limited, a company duly formed by amalgamation under the Companies Act of the Province of Nova Scotia (the “Canadian Borrower”; together with the Parent Borrower, the “Borrowers”), the Subsidiary Guarantors (together with the Parent Borrower, the “Guarantors”), the Lenders from time to time party thereto, Bank of America, N.A., as Domestic Administrative Agent, Domestic Swing Line Lender and Domestic L/C Issuer and Bank of America, N.A., acting through its Canada branch, as Canadian Administrative Agent, Canadian Swing Line Lender and Canadian L/C Issuer.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of a Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:____________________ __, 20__

Exhibit 3.01-D

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement dated as of September 28, 2011 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among Graybar Electric Company, Inc., a New York corporation (the “Parent Borrower”), Graybar Canada Limited, a company duly formed by amalgamation under the Companies Act of the Province of Nova Scotia (the “Canadian Borrower”; together with the Parent Borrower, the “Borrowers”), the Subsidiary Guarantors (together with the Parent Borrower, the “Guarantors”), the Lenders from time to time party thereto, Bank of America, N.A., as Domestic Administrative Agent, Domestic Swing Line Lender and Domestic L/C Issuer and Bank of America, N.A., acting through its Canada branch, as Canadian Administrative Agent, Canadian Swing Line Lender and Canadian L/C Issuer.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of a Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.
The undersigned has furnished the Administrative Agents and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agents, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agents with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date:____________________ __, 20__